UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Information Required in Proxy Statement

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Exchange Act of 1934 (Amendment No. )
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HAEMONETICS CORPORATION
(Name of Registrant as Specified In Its Charter)
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HAEMONETICS CORPORATION
Notice of Annual Meeting of Stockholders
July 21, 2015
To the Stockholders:
Our Annual Meeting of Stockholders will be held on Tuesday, July 21, 2015 at 9:00 AM at the Hilton Logan Airport, located at 1 Hotel Drive, Boston, Massachusetts, 02128 for the following purposes:

1.	To elect three (3) directors as more fully described in the accompanying Proxy Statement.

2.	To consider and act upon an advisory vote regarding the compensation of our named executive officers.

3.	To ratify Ernst & Young LLP as independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ended April 2, 2016.

4.	To consider and act upon any other business which may properly come before the meeting.
The Board of Directors has fixed the close of business on June 10, 2015 as the record date for the meeting. All stockholders of record on that date are entitled to notice of and to vote at the meeting.
Whether or not you plan to attend the meeting, please complete and return the enclosed proxy in the envelope provided or vote by telephone or the Internet pursuant to instructions provided with the proxy.
By Order of the Board of Directors

Sandra Jesse
Secretary
Braintree, Massachusetts
June 11, 2015

HAEMONETICS CORPORATION
PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Haemonetics Corporation (the “Company”) for use at the Annual Meeting of Stockholders (the “Meeting”) to be held on Tuesday, July 21, 2015 at the time and place set forth in the Notice of Meeting, and at any adjournment thereof.
MATERIALS
On approximately June 11, 2015, the Company began mailing to stockholders either this Proxy Statement or a Notice of Internet Availability of Proxy Materials containing instructions on how to access proxy materials via the Internet and how to vote online at www.investorvote.com/HAE.
The Company’s 2015 Annual Report, this Proxy Statement, and a form of proxy are available at www.investorvote.com/HAE.
Stockholders who have received a Notice of Internet Availability can request a paper copy of the proxy materials by contacting our transfer agent, Computershare Shareholder Services, P.O. Box 30710, College Station, Texas 77842-3170 by telephone at 1-866-641-4276 or by email at investorvote@computershare.com. There is no charge to you for requesting a copy.
The Company’s principal executive offices are located at 400 Wood Road, Braintree, Massachusetts, USA 02184-9114, telephone number (781) 848-7100.
VOTING
If a proxy is properly delivered, it will be voted in the manner directed by the stockholder. This year, stockholders have the ability to choose from four means of voting: (1) mailing of a proxy card, (2) via telephone, by calling the toll-free number on the enclosed proxy card, (3) via Internet, by following the instructions on the enclosed proxy card, or (4) in person at the Meeting. If no instructions are specified with respect to any particular matter to be acted upon, the proxy will be voted in favor of the election of directors as set forth in this Proxy Statement and FOR Items  2 and 3 listed in the Notice of the Meeting. For both Internet and telephone voting you will have the ability to confirm that your vote has been properly recorded.
Any person delivering a proxy has the power to revoke it by voting in person at the Meeting or by giving written notice of revocation to the Secretary of the Company at any time before the proxy is exercised. Alternatively, any person wishing to revoke a vote submitted by telephone or Internet may (a) simply re-vote in the same manner, and the last received vote cast will be recorded in the final tally or (b) vote in person at the Meeting.
Directions to the Meeting may be obtained by contacting Investor Relations. If calling from within the United States, please call (800) 225-5242 extension 9613. International callers, please use (781) 356-9613.
To contact us in writing:
Haemonetics Corporation
Attn: Investor Relations
400 Wood Road
Braintree, MA 02184
QUORUM
A majority of the votes entitled to be cast on the matter must be present in person or be represented by proxy at the Meeting in order to constitute a quorum for the election of any director or for the consideration of any question.
The election of the nominees for director, which is Item 1 in this Proxy Statement, will be decided by plurality vote. To approve all other Items listed in the Notice of Meeting, it is necessary that the votes cast favoring the action exceed the votes cast opposing the action.
Abstentions and “non-votes” are counted as present in determining whether the quorum requirement is satisfied. A “non-vote” occurs when a nominee holding shares for a beneficial owner is present or represented at the Meeting but does not vote on a particular matter. Abstentions and broker non-votes will not be taken into account in determining the outcome of any Item.
BROKER VOTING AUTHORITY
If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under New York Stock Exchange rules to vote your shares only on Item 3, the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors. However, New York Stock Exchange rules do not permit brokers to vote on the election of directors or any matter which relates to executive compensation without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.
DIRECTOR ELECTION AUTHORITY
Under a policy adopted by the Board of Directors, in an uncontested election, any nominee for director who does not receive the favorable vote of at least a majority of the votes cast with respect to such director is required to tender his or her resignation to the Board of Directors. For purposes of the policy, a majority of votes cast means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast include votes to withhold authority and exclude abstentions with respect to that director’s election.
The Governance and Compliance Committee will make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision, and the rationale behind it, within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Committee’s recommendation or in the Board’s decision.
If a majority of the members of the Governance and Compliance Committee fail to receive a “majority vote” in the same election, then the independent directors on the full Board of Directors shall appoint a committee from among themselves to consider the resignations and recommend to the Board whether to accept them.
If a director’s resignation is not accepted by the Board of Directors, the director shall continue to serve for the balance of the term for which he or she was elected and until his or her successor is duly elected, or his or her earlier resignation or removal.
If a director’s resignation is accepted by the Board of Directors, then the Board of Directors may, in accordance with the By-laws, fill any resulting vacancy or decrease the size of the Board of Directors.
SOLICITATION OF PROXIES
The Company has engaged MacKenzie Partners, Inc., to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $50,000 in total. The Company will bear these costs.
In addition, regular employees, none of whom will receive any extra compensation for their activities, or directors of the Company may also solicit proxies by telephone, e-mail or in person and arrange for brokerage houses and their custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Company.
RECORD DATE AND VOTING
Only stockholders of record at the close of business on June 10, 2015 are entitled to attend and vote at the meeting. On that date, the Company had outstanding and entitled to vote 51,028,047 shares of common stock with a par value of $.01 per share. Each outstanding share entitles the record holder to one vote on each of the director nominees and one vote on each other matter.

CORPORATE GOVERNANCE

STRUCTURE OF THE BOARD OF DIRECTORS
The Board of Directors oversees, directs and counsels executive management in conducting the business in the long-term interests of the Company and the stockholders. The Board’s responsibilities include:

•	Reviewing and approving the Company’s financial and strategic objectives, operating plans and significant actions, including acquisitions;

•	Overseeing the conduct of the business and compliance with applicable laws and ethical standards;

•	Overseeing the processes which maintain the integrity of our financial statements and public disclosures;

•	Selecting, evaluating and determining the compensation of senior management, including the Chief Executive Officer; and

•	Developing succession plans for position of Chief Executive Officer and the Board, and supervising senior management succession.
The Board of Directors currently has nine members, comprised of eight independent directors and the President and Chief Executive Officer, Brian Concannon. The independent directors are organized into three standing committees: the Audit Committee, the Compensation Committee, and the Governance and Compliance Committee. This past year, leadership was provided by the Chairman of the Board, Richard J. Meelia, an independent Director.
We believe that having separate individuals serving in the roles of Chairman and Chief Executive Officer is appropriate for the Company at this time in recognition of the different responsibilities of each position and to foster independent leadership of our Board. This structure allows the Chief Executive Officer to focus on the day-to-day leadership of the Company and its operations and the Chairman to focus on leadership of the Board, while both individuals provide direction and guidance on strategic initiatives.

EXECUTIVE SESSIONS
Executive sessions of the non-management directors are generally held at the beginning and end of each board meeting. During fiscal 2015, the Chairman of the Board of Directors, Richard J. Meelia, presided over all such executive sessions.

COMMITTEES OF THE BOARD
Compensation
The Board of Directors has a Compensation Committee composed entirely of independent directors. Currently, the members of the Compensation Committee are Pedro Granadillo, Chairman, Susan Bartlett Foote, and Mark Kroll, Ph.D. During the last fiscal year, there were a total of four regular meetings of the Compensation Committee.
The Compensation Committee has three broad areas of responsibility:

•	determining the Company’s compensation philosophy and policy for the chief executive officer and other senior management, and directors, which includes:

◦	evaluation and approval of the compensation plans, policies and programs of the Company related to the chief executive officer and his direct reports

◦	annually reviewing and approving the relevant peer groups to be used for compensation comparison purposes and regularly reviews the competitive standing of all components of executive compensation;

◦
review and approval of senior management employment agreements, severance arrangements, and change in control agreements/provisions, in each case as, when and if appropriate, along with any executive benefits beyond those provided to other employees;

◦
obtaining and reviewing market data for all components of director compensation, and provides such market data and its recommendations as input to the Governance and Compliance Committee’s decision on director compensation;

•	Determining the compensation of the chief executive officer and his direct reports, which includes:

◦	ensuring that the Board annually reviews and approves corporate goals and objectives relevant to the chief executive officer’s compensation;

◦
approving the grant of equity awards to officers, employees and directors under the Company’s incentive compensation plans and agreements—the Committee determines eligibility, the number and type of awards available for grant, and the terms and conditions of such grants;

•	Communicating with stockholders on compensation matters, including:

◦	the review and approval of the Compensation Discussion and Analysis included in this proxy statement;

◦	Meeting with stockholders to obtain feedback on compensation and provide explanations of the Company's philosophy.
Audit
The Board of Directors has an Audit Committee composed entirely of independent directors. Currently, the members of the Audit Committee are Charles Dockendorff, Chairman, Ronald Gelbman, Ronald Merriman and Ellen Zane. Mr. Merriman served as Chairman until July 2014, when Mr. Dockendorff succeeded him. Paul Black served on the Audit Committee until his departure from the Board in July 2014.
The Board has determined that service by Ronald Merriman on the audit committees of three other public companies while he is serving on our Audit Committee does not impair Mr. Merriman’s ability to effectively serve on our Audit Committee.
During the last fiscal year, there were a total of six meetings of the Audit Committee, which included four regular meetings and two conference calls.
The Audit Committee:

•	provides general oversight of the Company’s financial reporting and disclosure practices, system of internal controls, and processes for monitoring compliance by the Company with Company policies;

•	is directly responsible for the selection, termination, and compensation of the independent registered public accounting firm;

•	reviews the scope of the audit for the year and the results of the audit when completed;

•	reviews with the Company’s independent registered public accounting firm and internal finance function various matters relating to internal accounting controls; and

•	reviews with the Company’s corporate control and analysis function, which has responsibility for internal audit, various matters relating to risk assessment and remediation.
Governance and Compliance
The Board of Directors has a Governance and Compliance Committee composed entirely of independent directors. Currently, the members of the Governance and Compliance Committee are Ronald Gelbman, Chairman, Susan Bartlett Foote, Pedro Granadillo, and Ellen Zane. The Governance and Compliance Committee recommends nominees for election as directors to the full Board of Directors. During the last fiscal year, there were a total of five meetings, four regular meetings and one conference call of the Governance and Compliance Committee.
The Governance and Compliance Committee:

•	provides oversight of the Company's compliance programs, including those for non-financial regulatory matters, medical device promotion, anti-bribery, data security, environmental and safety;

•	considers recommendations for nominees for directorships submitted by stockholders, directors and members of management;

•	recommends to the Board a set of corporate governance principles applicable to the Company;

•	reviews on a regular basis the Company’s corporate governance practices and recommends appropriate changes as applicable and in line with emerging best practices; and

•	in collaboration with the Compensation Committee, recommends changes to board compensation based on outside market data, shareholder input and independent consultant recommendations.

THE BOARD'S ROLE IN RISK MANAGEMENT
The Board is responsible for oversight of the Company’s risk management, while the Company's management is responsible for risk management on a day-to-day basis. The Board focuses on the quality and scope of the Company’s risk management strategies, considers the most significant areas of risk inherent in the Company’s business strategies and operations, and ensures that appropriate risk mitigation programs are implemented by management.
In addition to the full Board’s oversight of the Company’s risk management, Board committees consider discrete categories of risk relating to their respective areas of responsibility. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.
The Board also requires executive management to be responsible for day-to-day risk management. The President and Chief Executive Officer has overall responsibility for the Company's risk management approach. This responsibility also includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels. The Company's internal audit function, which reports directly to the Audit Committee of the Board, serves as the primary monitoring and testing function for compliance with company-wide policies and procedures.
The Company believes that the division of risk management responsibilities described above constitutes an effective program for addressing the risks inherent in the operation of the Company and the achievement of its business objectives.
MEETINGS OF THE BOARD OF DIRECTORS
The Board of Directors typically meets four times per year in regular meetings to address the following areas in addition to routine or special business: a spring meeting, which focuses on the Company's Annual Operating Plan; a summer meeting, which focuses on the Company's governance, a fall meeting, which focuses on the Company's Strategic Plan; and a winter meeting, which focuses on the Company's succession planning. During the last fiscal year, there were a total of seven meetings of the full Board of Directors of the Company, four regular meetings and three special meetings. All of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the full Board of Directors held while he or she was a director, and (ii) the total number of meetings held by Committees of the Board of Directors on which they served. All directors are strongly encouraged to attend the Annual Meeting of Stockholders. All nine board members attended the Company's 2014 annual meeting of stockholders.
BOARD COMPOSITION AND THE DIRECTOR NOMINATION PROCESS
The Governance and Compliance Committee is responsible for reviewing and assessing the appropriate skills, experience, and background required for the Company’s Board of Directors. Because our business operates in regulated healthcare markets around the globe and encompasses research, manufacturing, and marketing functions which are subject to technological and market changes, the skills, experience, and background which are needed are diverse.
While the priority and emphasis of each factor changes from time to time to take into account the current needs of the Company, the aim is to have a diverse portfolio of talents and backgrounds including diversity with respect to age, gender and ethnicity. The key factors in any assessment include independence, experience in key business disciplines, and industry background. The Committee and the Board review and assess the importance of these factors as part of the Board’s annual self-assessment process to ensure they continue to advance the Company’s goal of creating and sustaining a Board of Directors which can support and effectively oversee the Company’s business.
Although the Board has not adopted any absolute prerequisites for nomination of directors, the Governance and Compliance Committee considers the following minimum criteria when identifying director nominees:

•
the nominee’s skills and business, personal and professional accomplishments, government or other professional experience and acumen, bearing in mind the composition of the Board, the current state of the Company and the markets in which the Company is active at the time;

•	the nominee’s reputation, integrity, independence of thought and judgment, financial sophistication and leadership;

•	independence from management, as defined by the New York Stock Exchange and Securities and Exchange Commission;

•	the number of other public companies for which the nominee serves as a director;

•
the extent to which the nominee is prepared to participate fully in Board activities, including at least one Board committee, and attendance at, and active participation in, meetings of the Board and the committee(s) of which he or she is a member, and the absence of other commitments that would, in the judgment of the Committee, interfere with or limit his or her ability to do so;

•	the extent to which the nominee helps the Board reflect the diversity and interests of the Company’s stockholders, employees, customers and communities;

•	the willingness of the nominee to meet the Company’s stock ownership requirements for directors;

•	the nominee’s knowledge of one or more segments of the Company’s business; and

•	the nominee’s commitment to increasing stockholder value in the Company.
In the case of current directors being considered for re-nomination, the Governance and Compliance Committee will also take into consideration the director’s history of attendance at Board and committee meetings, tenure as a member of the Board, and preparation for and participation in such meetings.
The Company’s nomination process for new Board members is as follows:

•	The Governance and Compliance Committee or other Board member identifies a need to add a new Board member who meets specific criteria or to fill a vacancy on the Board.

•	The Governance and Compliance Committee initiates a search seeking input from Board members and senior management and hiring a search firm, if necessary.

•	The Governance and Compliance Committee considers recommendations for nominees for directorships submitted by stockholders.

•
An initial list of candidates that will satisfy specific criteria and otherwise qualify for membership on the Board is identified and presented to the Governance and Compliance Committee which evaluates the candidates.

•
The Chairman of the Board, the Chairman of the Governance and Compliance Committee, the Chief Executive Officer, and at least one other member of the Governance and Compliance Committee interview top candidates.

•	All other Board members are kept informed of progress.

•	The Governance and Compliance Committee may offer other Board members the opportunity to interview the candidates and then meets to consider and approve the final candidates.

•	The Governance and Compliance Committee seeks the entire Board's endorsement of the final candidates.

•	The final candidates are nominated by the Board for stockholder election or appointed to fill a vacancy.

The Governance and Compliance Committee reviews and evaluates all director nominations in the same manner and in accordance with the Company's By-laws. Stockholders who wish to submit candidates for consideration as nominees may submit an appropriate letter and resume to the Secretary of the Company at the Company’s executive offices in Braintree, Massachusetts.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Interested parties and stockholders may communicate with the Board of Directors, or the non-management directors as a group, or any individual director by sending communications to the attention of the Secretary of the Company, Sandra Jesse, who will forward such communications to the Chairman. Communications may also be sent via the Investor Relations page on the Company’s website: www.Haemonetics.com

CODE OF CONDUCT, CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
The Company's Code of Business Conduct requires that all of our directors, officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the best interest of the Company. The Company’s Code of Business Conduct, Governance Principles and the Charters of the Audit, the Compensation, and the Governance and Compliance committees may be viewed on the Investor Relations page on the Company’s website at www.Haemonetics.com and printed copies can be obtained by contacting the Secretary at the Company’s headquarters.

BOARD INDEPENDENCE
The Board has determined that each of the directors who has served during fiscal 2015, with the exception of Mr. Concannon, has no material relationship with the Company and is independent within the meaning of the Securities and Exchange Commission and the New York Stock Exchange director independence standards in effect. In making this determination, the Board considered information provided by each director and by the Company with regard to each director’s business and personal activities as they may relate to the Company and its management.

ITEM 1—ELECTION OF DIRECTORS

Pursuant to the Articles of Organization of the Company, the Board of Directors is divided into three classes, with each class being as nearly equal in number as possible. One class of directors is elected each year for a term of three years and until their successors shall be duly elected and qualified or until their death, resignation or removal. The terms of Ronald G. Gelbman, Richard J. Meelia and Ellen M. Zane are expiring at this annual meeting.

The persons named in the accompanying proxy will vote, unless authority is withheld, for the election of the nominees named below. If any such nominees should become unavailable for election, which is not anticipated, the persons named in the accompanying proxy will vote for such substitutes as the Board of Directors may recommend. Should the Board of Directors not recommend a substitute for any nominee, the proxy will be voted for the election of the remaining nominees. The nominees are not related to each other or to any executive officer of the Company or its subsidiaries.
The Board of Directors believes election of Ronald G. Gelbman, Richard J. Meelia and Ellen M. Zane as Directors of the Company for the ensuing 3 years, is in the best interests of the Company and its stockholders and recommends a vote FOR such nominees.
NOMINEES FOR TERMS ENDING IN 2018
Ronald G. Gelbman
Director since 2000
Independent

Retired Worldwide Chairman of the Health Systems and Diagnostics Group at Johnson & Johnson.

Having served as a member of the Executive Committee, Worldwide Chairman, Pharmaceuticals and Diagnostics, Worldwide Chairman for Health Systems and Diagnostics for one of the world’s largest global healthcare products manufacturers, Mr. Gelbman brings to the Board many years of international executive leadership and management experience in the global healthcare markets, strategic planning skills and marketing expertise.

Mr. Gelbman, 67, joined the Board of Directors in 2000 and serves on the Audit Committee and is Chairman of the Governance and Compliance Committee. He is currently a member of several Boards including Sarasota Memorial Healthcare Foundation, a not for profit public health organization, SunTrust Southwest Florida Board of Advisors and Clockwork Home Services, Inc., a private home services company. He is a member of the Board of Trustees at Rollins College and the Out-of-Door Academy College Preparatory School.

Mr. Gelbman retired from Johnson & Johnson in April 2000, after serving as Worldwide Chairman of the Health Systems and Diagnostics Group. He was also a member of the executive committee of Johnson & Johnson. Mr. Gelbman began his career with Johnson & Johnson in 1972, serving in various senior level positions throughout the company.

Other Public Company Board Service: None

Richard J. Meelia
Chairman since 2011
Independent

Principal, Meelia Ventures, Inc.; Retired Chairman, President and Chief Executive Officer, Covidien plc.

Having served as President and CEO of one of the world’s largest global healthcare products companies and having a long and decorated career in the healthcare industry, Mr. Meelia provides the Board many years of leadership experience in the global healthcare industry, including expertise in strategic planning, market development and international operations.

Mr. Meelia, 66, joined the Board of Directors and assumed the role of Chairman in 2011. He is currently a principal of Meelia Ventures, LLC, a private equity firm focused on early stage healthcare companies. Mr. Meelia is also currently a member of several charitable Boards including Tufts Medical Center and St. Anselm College. He also currently serves as the Chairman of the Board of Apollo Endosurgery, Inc., a private company focused on the development of devices that advance therapeutic endoscopy.

From July 2007 until his retirement in July 2011, Mr. Meelia served as Chairman, President, and Chief Executive Officer of Covidien plc following its separation from Tyco International in June, 2007. From January 2006 through the separation, Mr. Meelia was the Chief Executive Officer of Tyco Healthcare and from 1995 through the separation, Mr. Meelia was also the President of Tyco Healthcare. Mr. Meelia joined Kendall Healthcare Products Company, the foundation of both the Tyco Healthcare Business and Covidien, as Group President in 1991. He became President of Tyco Healthcare in 1995. Mr. Meelia formerly served on the Haemonetics Board from 2005-2009. He resigned to focus on his CEO responsibilities at Covidien. Early in his career, Mr. Meelia was promoted through a series of sales and marketing positions at the Pharmaseal and McGaw divisions of American Hospital Supply, where he ultimately became Vice President of Sales and Marketing. Following his career at American Hospital Supply, and before joining Kendall Healthcare, Mr. Meelia was President of Infusaid, Inc. a $30 million division of Pfizer that marketed implantable infusion pumps and ports.

Other Public Company Board Service: None

Ellen M. Zane
Director since 2012
Independent

CEO Emeritus, Vice Chair Board of Trustees of Tufts Medical Center & Floating Hospital for Children; Member Board of Directors, Brooks Automation, Parexel International Corporation and Press Ganey Holdings, Inc.

Ms. Zane, a nationally renowned health care leader provides the Board with extensive functional and leadership experience in the delivery of healthcare and hospital administration in the United States.

Ms. Zane, 63, joined the Board of Directors in 2012 and is a member of the Audit Committee and the Governance and Compliance Committee. She is currently Vice Chair of the Board of Trustees at Tufts Medical Center and Floating Hospital for Children. She also serves as Assistant Professor, Department of Medicine, Division of Clinical Care Research at Tufts University School of Medicine and Adjunct Assistant Professor of Health Policy and Management at the Harvard School of Public Health. Ms. Zane is currently a member of the Board of Directors at Brooks Automation, a public worldwide provider of automation, vacuum and instrumentation solutions for multiple markets, Parexel International Corporation, a public clinical research organization and Press Ganey Holdings, Inc., a public company nationally known as the preeminent provider of patient experience measurement and data in acute hospital and physician settings . Ms. Zane is also currently a member of the Board of Directors of several private companies, including Century Capital Management, LLC, a private mutual fund company, AgNovos Healthcare, LLC, a private medical device company focused on bone health, and Fiduciary Trust Company, a privately owned wealth management company. Since 2014, Ms. Zane has served as Chair of the Board of Directors of Minuteman Health, Inc., a member-governed, non-profit health maintenance organization committed to providing high-quality care for individuals and businesses in Massachusetts and New Hampshire.

Ms. Zane most recently served as a member of the Board of Directors of Lincare Holdings Inc., a public medical services company focused on respiratory care, from 2010 to 2012. Ms. Zane retired from her role as President and Chief Executive Officer of Tufts Medical Center and Floating Hospital for Children in 2011 after 8 years of dedicated service. From 1994 to 2004, Ms. Zane served as Network President at Partners Healthcare System, a physician and hospital network sponsored by the Massachusetts General Hospital and Brigham and Women's Hospital. Prior to 1994, Ms. Zane served as Chief Executive Officer of Quincy Hospital in Quincy, Massachusetts.

Other Public Company Board Service: Brooks Automation, Parexel International Corporation, Press Ganey Holdings, Inc.

CONTINUING BOARD MEMBERS

Brian P. Concannon
Director since 2009
Management

President and Chief Executive Officer, Haemonetics Corporation
As President and Chief Executive Officer of the Company, Mr. Concannon provides the Board with an intensive understanding of the Company’s business and products. Mr. Concannon brings to the Board extensive sales, marketing and operations experience in the healthcare industry and provides leadership and insights into the Company’s products, strategic planning process and operational effectiveness.
Mr. Concannon, 57, is the President and Chief Executive Officer of the Company. He joined Haemonetics in 2003 as the President, Patient Division and was promoted to President, Global Markets in 2006. In 2007, Mr. Concannon was promoted to Chief Operating Officer and in April 2009, Mr. Concannon was promoted to President and Chief Executive Officer, and elected to the Haemonetics Board of Directors. Immediately prior to joining the Company, Mr. Concannon was the President, Northeast Region, for Cardinal Health Medical Products and Services where he was employed since 1998. From 1985 to 1998, he was employed by American Hospital Supply Corporation, Baxter Healthcare Corp and Allegiance Healthcare in a series of sales and operations management positions of increasing responsibility. He has served in leadership roles within the healthcare industry for more than 30 years. Mr. Concannon is a member of the board of directors of CONMED Corporation (NASDAQ: CNMD) since July, 2013, a member of the board od directors of South Shore Health & Educational Corporation since January 2014, and is the Chairman of the Board of My Brother’s Keeper. Mr. Concannon is a 1979 graduate of West Point.
Other Public Company Board Service: Director, CONMED Corporation (NASDAQ: CNMD since July 2013)

Charles J. Dockendorff
Director since 2014
Independent

Member Board of Directors of Keysight Technologies, Inc. and Boston Scientific Corporation.; Retired Executive Vice President and Chief Financial Officer (CFO) at Covidien plc.

Mr. Dockendorff is a highly-respected healthcare industry leader with extensive experience in finance and corporate management. As a retired global executive of one of the world’s largest healthcare products companies, Mr. Dockendorff brings to the Board many years of leadership experience in financial management and planning.

Mr. Dockendorff, 60, joined the Board of Directors in 2014 and is Chairman of the Audit Committee. He currently serves as a member of the Keysight Technologies Inc. Board of Directors where he is Chairman of the Audit and Finance Committee and a member of the Nominating and Corporate Governance Committee. Keysight Technologies is a New York Stock Exchange listed company focused on electronic measurement. Mr. Dockendorff joined the Board of Directors of Boston Scientific Corporation in April, 2015 and serves on the audit and finance committees.

In 2015, Mr. Dockendorff retired from Covidien plc, a leading $10 billion global healthcare products company, where he had previously served as Executive Vice President and Chief Financial Officer (CFO) since 2006. The business, formerly known as Tyco Healthcare, separated from parent company Tyco International on June 29, 2007. From 1995 until 2006, Mr. Dockendorff served as Vice President and Chief Financial Officer of Covidien. Mr. Dockendorff joined the Kendall Healthcare Products Company, the foundation of the Tyco Healthcare business, in 1989 as Controller and was named Vice President and Controller five years later. He was appointed CFO of Tyco Healthcare in 1995, and helped the Company grow from $600 million in 1995 to $10 billion as Covidien in 2007.

Before joining Kendall/Tyco Healthcare, Mr. Dockendorff was the CFO, Vice President of Finance and Treasurer of Epsco, Inc. and Infrared Industries, Inc. In addition, Mr. Dockendorff worked as an accountant for Arthur Young & Company and the General Motors Corporation.

Other Public Company Board Service: Keysight Technologies, Inc., Boston Scientific Corporation.

Susan Bartlett Foote
Director since 2004
Independent

Professor Emeritus, Division of Health Policy and Management, School of Public Health, University of Minnesota; Member Board of Directors, Banner Health System.

Professor Foote is a widely known and respected expert on health policy and brings to the Board extensive policy expertise in both healthcare and corporate responsibility, as well as experience with our hospital customers from her background in public service, academia and hospital board of director service.

Professor Foote, 68, joined the Board of Directors in 2004 and is a member of both the Compensation Committee and Governance and Compliance Committee. Professor Foote is currently a member of the Board of Directors of Banner Health System, a nationally recognized nonprofit healthcare system, and Professor Emeritus, Division of Health Policy and Management, School of Public Health, at the University of Minnesota. She is a member of the California State Bar Association.

From 1999 until 2009, Professor Foote held various leadership positions at the University of Minnesota, serving as Professor, Associate Professor and Division Head of the Division of Health Policy and Management, School of Public Health. In 1996, she founded and led Public Policy Partners, Inc., a health policy consulting firm and was a Partner at the law firm of Dorsey & Whitney LLP. Professor Foote also served as Senior Health Policy Analyst in the United States Senate from 1991 to 1994 and was Professor of Business & Public Policy at the University of California at Berkeley from 1982 until 1993.

Other Public Company Board Service: None

Pedro P. Granadillo
Director since 2004
Independent

Co-Founder of Umbria Pharmaceuticals; Retired Senior Vice President Global Manufacturing and Human Resources, Eli Lilly and Company.

Mr. Granadillo is a highly-respected pharmaceutical industry leader with extensive experience in corporate management. Having served as a global executive of one of the world’s largest pharmaceutical companies, Mr. Granadillo brings to the Board, many years of leadership experience in manufacturing operations, quality and human resources.

Mr. Granadillo, 68, joined the Board of Directors in 2004 and serves as Chairman of the Compensation Committee and is a member of the Governance and Compliance Committee. Until its acquisition by Shire plc in February, 2015, Mr. Granadillo was a member of the Board and served as its Chairman of the Compensation Committee at NPS Pharmaceuticals, Inc., a public biotechnology company. Mr. Granadillo co-founded and is a director of Umbria Pharmaceuticals, a private pharmaceutical company.

Mr. Granadillo resigned as director of Nile Therapeutics, a public pharmaceutical company in December, 2013 and from Dendreon Corporation, a public biotechnology company in March 2014. He is the former Senior Vice President of Eli Lilly and Company with world-wide responsibility for manufacturing, quality and human resources. Mr. Granadillo retired from Eli Lilly and Company in 2004 after 34 years of dedicated service. He was a member of Eli Lilly’s Executive Committee and held various senior level positions during his tenure there including 13 years in Europe.

Other Public Company Board Service: NPS Pharmaceuticals, Inc.

Mark W. Kroll, Ph.D
Director since 2006
Independent

Member, Board of Directors of TASER International; Adjunct Full Professor of Biomedical Engineering, University of Minnesota

Dr. Kroll, a well-known pioneer in the field of electrical medical devices and distinguished technology expert throughout the global medical device industry, provides the Board with extensive expertise in the areas of medical innovation and technology. In 2010, Dr. Kroll was awarded the Career Achievement Award in Biomedical Engineering, the highest international award in biomedical engineering.

Dr. Kroll, 62, joined the Board of Directors in 2006 and serves on the Compensation Committee. He is currently a member of the Board of Directors of TASER International, Inc., a public safety technologies company, and is an Adjunct Full Professor of Biomedical Engineering at the University of Minnesota.

Dr. Kroll most recently served as Chairman of the Board of Directors at New Cardio, Inc., a public cardiac diagnostic and services company from 2008 until 2011. Dr. Kroll served as the Senior Vice President and Chief Technology Officer for the Cardiac Rhythm Management division of St. Jude Medical Inc. He also served as Vice President of the Tachycardia Business division and in various senior executive roles within St. Jude from 1995 through his retirement in 2005. Dr. Kroll also served as an Adjunct Full Professor of Biomedical Engineering and Lecturer on Cardiovascular Physiology at California Polytechnic University. He has more than 25 years’ experience with cardiovascular devices and instrumentation and is the named inventor of more than 350 U.S. patents as well as numerous international patents.

Other Public Company Board Service: TASER International, Inc.

Ronald L. Merriman
Director since 2005
Independent

Retired Vice Chair and Partner of KPMG; Member Board of Directors, Aircastle Limited, Pentair Ltd., and Realty Income Corporation.

Having served as Vice Chair and Partner of KPMG, a global accounting and consulting firm, Mr. Merriman brings the Board extensive expertise in financial management, enterprise risk management and operational controls and effectiveness as well as extensive public company audit committee experience.

Mr. Merriman, 70, joined the Board of Directors in 2005 and is a member of the Audit Committee. He is currently a member of the Board of Directors, Chair of the Audit Committee and member of the Compensation Committee of Aircastle Limited, a public aircraft leasing company. He also serves as member of the Board of Directors and Chair of the Audit and Finance Committee of Pentair plc., a public global diversified industrial company, and is a member of the Board of Directors and Chairman of the Audit Committee and member of both the Nominating and Corporate Governance and Strategic Planning Committees of Realty Income Corporation, a public real estate investment trust.

More recently, from 2003 to 2011, Mr. Merriman was the Managing Director of Merriman Partners, a management advisory firm he founded. From 1967 to 1997 Mr. Merriman served at KPMG where he was Vice Chair, Senior Partner for its global healthcare and life sciences practice, Chief Operating Officer of its Health Care and Life Sciences Business Segment and member of the Executive Management Committee. From 1997 to 1999, he served as Executive Vice President of Ambassador International, Inc., a publicly traded travel services business. He has also held leadership positions at various other firms including Managing Director of O'Melveny & Myers and Executive Vice President of Carlson Wagonlit Travel.

Other Public Company Board Service: Aircastle Limited; Pentair plc, formerly Pentair, Inc.; Realty Income Corporation

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND MANAGEMENT

The following table sets forth, as of May 18, 2015 certain information with respect to beneficial ownership of the Company’s common stock by: (i) each person known by the Company to own beneficially more than five percent of the Company’s common stock; (ii) each of the Company’s directors and nominees and each of the executive officers named in the Summary Compensation Table in this Proxy Statement; and (iii) all directors and executive officers as a group.

OWNERSHIP TABLE

		Amount & Nature Beneficial	Percent
Name of Beneficial Owner	Title of Class	Ownership	of Class
Brian P. Concannon (1)	Common Stock	925,339	1.8%
Christopher Lindop (2)	Common Stock	211,234	0.4%
Peter Allen (3)	Common Stock	163,365	0.3%
Brian Burns (4)	Common Stock	8,012	—%
Kent Davies	Common Stock	—	—%
Charles J. Dockendorff	Common Stock	—	—%
Susan Bartlett Foote (5)	Common Stock	52,164	0.1%
Ronald G. Gelbman (6)	Common Stock	85,019	0.2%
Pedro P. Granadillo (7)	Common Stock	57,126	0.1%
Mark W. Kroll (8)	Common Stock	52,226	0.1%
Richard Meelia (9)	Common Stock	49,004	0.1%
Ronald L. Merriman (10)	Common Stock	37,678	0.1%
Ellen Zane (11)	Common Stock	21,898	—%
Neuberger Berman, LLC (12)	Common Stock	4,889,723	9.5%
BlackRock, Inc. (13)	Common Stock	4,471,709	8.7%
The Vanguard Group (14)	Common Stock	3,479,732	6.8%
All executive officers and directors as a group ( 17 persons)(15)	Common Stock	1,919,693	3.7%

(1) Includes 843,734 shares which Mr. Concannon has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 18, 2015. 3,286 shares are subject to a shared power to vote and dispose.

(2) Includes 185,092 shares which Mr. Lindop has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 18, 2015.
(3) Includes 139,311 shares which Mr. Allen has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 18, 2015.

(4) Includes 6,219 shares which Mr. Burns has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 18, 2015.
(5) Includes 42,225 shares which Ms. Foote has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 18, 2015.
(6) Includes 42,225 shares which Mr. Gelbman has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 18, 2015.
(7) Includes 42,225 shares which Mr. Granadillo has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 18, 2015.
(8) Includes 42,225 shares which Dr. Kroll has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 18, 2015.
(9) Includes 38,855 shares which Mr. Meelia has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 18, 2015.
(10) Includes 27,967 shares which Mr. Merriman has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 18, 2015.
(11) Includes 17,501 shares which Ms. Zane has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 18, 2015.
(12) This information has been derived from a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2015 reporting sole voting and dispositive power over 0 shares, shared voting power over 4,876,923 shares and shared dispositive power over 4,889,723 shares. The reporting entity’s address is 605 Third Avenue, New York, NY 10158.

(13)  This information has been derived from a Schedule 13G filed with the Securities and Exchange Commission on January 22, 2015 reporting sole ownership of and dispositive power over 4,471,709 shares and sole voting power of 4,335,141 shares. The reporting entity's address is 55 East 52nd Street, New York, NY 10022.

(14)  This information has been derived from Schedule 13G filed with the Securities and Exchange Commission on February 11, 2015 reporting sole voting power over 73,472 shares, shared voting power over 0 shares, sole dispositive power over 3,411,660 shares and shared dispositive power over 68,072 shares. The reporting entity's address is 100 Vanguard Boulevard, Malvern, PA 19355.

(15) Includes 1,638,917 which executive officers and directors have the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 18,2015.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 (the “Act”) requires the Company’s directors, officers and persons who own more than 10% of the Company’s common stock to file with the Securities and Exchange Commission and the New York Stock Exchange reports concerning their ownership of the Company’s common stock and changes in such ownership. Copies of such reports are required to be furnished to the Company. To the Company’s knowledge, based solely on a review of copies of such reports furnished to the Company during or with respect to the Company’s most recent fiscal year, all Section 16(a) filings required by persons who were, during the most recent fiscal year, officers or directors of the Company or greater than 10% beneficial owners of its common stock were made on a timely basis, with the exception of a Form 4 reflecting a grant under the Company's equity compensation plan to Brian Burns was filed a day late on October 27, 2014.

TRANSACTIONS WITH RELATED PERSONS

The Board has adopted a policy and procedures for the disclosure, review, approval or ratification of any transaction in which the Company or one of its subsidiaries is a participant and in which any “related person” (director, executive officer or their immediate family members, or stockholders owning 5% or more of the Company’s outstanding stock) has a direct or indirect material interest. The policy requires that transactions involving a related person be reviewed and approved in advance. The Board of Directors reviews the transaction in light of the best interests of the Company and determines whether or not to approve the transaction. The policy requires that executive officers and directors of the Company report proposed related party transactions to the Company’s Chief Legal Officer, who will bring the proposed transaction to the attention of the Board of Directors. The Company is not aware of any transaction required to be reported under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission since the beginning of fiscal 2015, nor is the Company aware of any instances during the period in which the foregoing policies and procedures required review, approval or ratification of such transaction but for which such policies and procedures were not followed.

COMPENSATION RISK STATEMENT

As stated in the Company's compensation philosophy, risk is a key consideration of the Compensation Committee in the development and design of compensation programs and policies. In the fourth quarter of fiscal 2015, with the assistance of management, the Compensation Committee reviewed, as part of its ongoing review of compensation risk, the potential for the Company's compensation programs and policies to have a material adverse effect on the Company. An assessment process was completed to assess the potential risks and mitigating factors in the Company's compensation plans, including the following considerations:

•	Market Perspective: The competitiveness of compensation levels, mix and provisions with market norms, as well as the quality of peer group selection;

•	Performance Metrics: The type and combination of various financial and non-financial performance metrics used in incentive plans;

•	Pay Mix: The mix of pay elements, including short-term vs. long-term, fixed vs. variable, and cash vs. equity;

•	Leverage: The payout curve of incentive plans, including slope and caps

•	Checks and Balances: Factors that balance compensation risk through oversight, design, and policies
In the process of our compensation risk assessment, multiple factors were identified that mitigate potential unnecessary risk-taking, including:

•	Target compensation levels are set at approximately the median of the competitive market;

•	The fiscal 2015 Peer Group is representative of the Company in key size parameters;

•	Balanced metrics in our incentive plans promote both top line and bottom line growth;

•
Annual non-sales bonus payouts are (i) based upon a plan design and performance targets for revenue and operating income which are pre-approved by the Compensation Committee of the Board of Directors at the beginning of every year, (ii) capped, and (iii) do not guarantee a minimum bonus payout;

•
A recapture policy in our annual bonus plans would recoup any payouts made as a result of material non-compliance with any financial reporting requirement that requires a restatement or if an employee’s actions violate the Haemonetics Code of Business Conduct;

•	A significant portion of compensation for our executives and other senior management is in the form of long-term incentives;

•	Equity awards are granted to executives and senior management annually and vest over four years with overlapping vesting periods, which foster a continuous long-term perspective;

•	Share ownership guidelines require meaningful levels of equity ownership for senior management; and

•	Change-in-control agreements are competitive with market norms for severance amounts and are only payable in the case of both a change-in-control and the employee’s termination other than for cause.
The Compensation Committee will continue to be proactive in monitoring compensation risk, and to assess the potential risks of compensation programs and policies during the design and approval process. In addition, the Committee will conduct an annual compensation risk assessment to monitor ongoing compensation plans.

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY
This Compensation Discussion and Analysis provides a detailed description of our executive compensation philosophy and programs, the compensation decisions the Compensation Committee has made under those programs and the factors considered in making those decisions. This Compensation Discussion and Analysis focuses on the compensation of five executives in fiscal 2015. These individuals, who are referred to as our Named Executive Officers (“NEO”), are:

EXECUTIVE	TITLE
Brian Concannon	President & CEO
Christopher Lindop	CFO & EVP, Business Development
Kent Davies	Chief Operating Officer*
Peter Allen	President, Global Plasma
Brian Burns	EVP, Global QA/RA
* Promoted from President, Global Markets to Chief Operating Officer effective April 27, 2015.

RESPONSE TO 2014 SAY ON PAY VOTE
We are committed to ensuring that our investors fully understand our executive compensation programs, including how they align the interests of our executives with those of our shareholders and how they reward the achievement of our strategic objectives. At our 2014 Annual Meeting, we received a 69% level of support on our shareholder advisory vote on executive compensation, following 99% levels of support in 2012 and 2013. In response, the Compensation Committee and management sought to understand our shareholders’ perspectives on our compensation programs and practices more fully. To this end, we determined that a shareholder outreach effort was necessary and important.
Following our 2014 Annual Meeting, we engaged in a shareholder outreach effort, contacting our top 25 investors, representing over 66% of our outstanding shares, and offered meetings with Board members, including our Compensation Committee Chairman. Ultimately, shareholders appreciated the opportunity to engage in these discussions and the Company’s willingness to consider their input in designing the Company’s executive compensation program. We met with investors representing approximately 30% of our outstanding shares. These meetings were led by our Compensation Committee Chairman and our Vice President of Investor Relations.
During these meetings, shareholders provided feedback on a variety of topics, and consistently supported the Company’s strategic direction and leadership. Perspectives on our executive compensation program emphasized the link between pay and performance, specifically with regard to our annual equity-based awards. While our shareholders generally support our compensation philosophy, programs and practices, we believe the lower support at our 2014 Annual Meeting was due to the one-time Market Stock Unit ("MSU") grants made in late 2013 to executive management, including our NEOs.
In summary, we heard concerns from our shareholders that our equity granting practices in fiscal 2014 were not sufficiently linked to Company performance. Specifically, there was a preference for a more diversified mix of equity, including performance based awards. In response to our shareholders, the Committee introduced performance stock units in October, 2014, and reduced our use of non-qualified stock options. Although we believe the use of options is fundamentally aligned with our shareholders' interests, our executives will only realize any economic benefit if our stock price appreciates and they remain in our employ through the performance period. This shift reflects the invaluable feedback gathered from shareholders and our desire to have greater Pay for Performance alignment for each of our NEOs.

The following chart provides more detail on the mix of equity and compensation types provided to our NEOs.
* Fiscal 2014 does not include Market Stock Units as they were a one-time grant.

PAY FOR PERFORMANCE
Our compensation programs are designed to reward executives for producing sustainable growth consistent with our mission to be the global leader in blood management solutions, to attract and retain exceptional leaders and to align compensation with the long-term interests of our shareholders.
The Compensation Committee strongly believes that executive compensation pay opportunities should be tied directly to performance. The Compensation Committee views Company performance in two primary ways: (a) the Company’s operating performance, including results against our long-term growth targets; and (b) total return to shareholders over time, relative to other companies, including the S&P Healthcare Equipment Index and our compensation peer group (see page 25).
OPERATING PERFORMANCE
Fiscal 2015 was a year of transition. During the year, we absorbed market changes in the United States while bringing new products to market and taking key steps in our Value Creation and Capture program.

During the year, we absorbed a U.S. market share shift which negatively affected our blood center business, an uncertain Russian market and currency headwinds. We launched the next generation of Plasma software and the HaemoBank blood storage device, began to deploy our comprehensive blood management offering and transitioned our manufacturing and distribution footprints. While we did not meet all of our financial goals, fiscal 2015 was a productive year - one we believe positioned us for a return to growth in fiscal 2016 and beyond.

Some of our important financial and strategic achievements in fiscal 2015:

•	Solid constant currency revenue increases in growth drivers including:

◦	11% growth in plasma disposables revenue

◦	24% growth in TEG® diagnostics disposables revenue

◦	13% growth in China disposables revenue

•	Key new product advances

◦	Next generation Plasma software received 510(k) clearance; long term contracts signed with CSL Plasma and KEDPlasma

◦	TEG 6s diagnostics device received 2 of 3 key 510(k) clearances

◦	BloodTrack® software received 510(k) clearance for use with BloodTrack HaemoBank™ blood storage device

◦	SOLX® clinical trial data submitted to the FDA

◦	First DonorSpace™ donor recruitment software installation

•	Comprehensive Blood Management Solutions gaining commercial traction

•	Long term saline and sodium citrate supply contracts signed with CSL Plasma

•	Value Creation and Capture (“VCC”) initiatives on schedule with production in Penang, Malaysia and Tijuana, Mexico

SHARE PRICE PERFORMANCE
Stock Performance
The following graph compares the cumulative 5-year total return provided to shareholders on Haemonetics Corporation’s common stock relative to the cumulative total returns of the S&P 500 index and the S&P Health Care Equipment index. An investment of $100 (with reinvestment of all dividends) is assumed to have been made in our common stock and in each of the indexes on 3/27/2010 and its relative performance is tracked through 3/28/2015.
___________________________________

*	$100 invested on 4/5//2010 in stock or index, including reinvestment of dividends. Fiscal year ended March 28.

	4/10	4/11	3/12	3/13	3/14	3/15
Haemonetics Corporation	100.00	117.89	123.41	147.57	113.74	156.61
S&P 500	100.00	112.21	118.61	132.15	156.44	173.57
S&P Health Care Equipment	100.00	101.23	106.91	118.36	147.44	179.78
Note: The stock price performance included in this graph is not necessarily indicative of future stock price performance. This graph shall not be deemed "filed" for purposes of Section18 of the Exchange Act or otherwise subject to the liabilities of that section nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing.

IMPACT OF COMPANY PERFORMANCE ON COMPENSATION
Over the last three years, compensation of our NEOs has reflected our financial and share price performance. Annually, we provide our senior executives, including the NEOs, with three basic compensation elements: base salary, short-term incentive pay and long-term incentive pay consisting of equity compensation in the form of stock options, restricted stock units and performance stock units.
The connection between pay and performance is particularly evident in the administration of our short-term incentive program. While fiscal 2015 resulted in significant progress toward our strategic goals, Mr. Concannon only received 68% of his target bonus due to shortfalls compared to our financial goals.
For NEOs, they received on average 74% of their fiscal 2015 target bonus.

PERFORMANCE MEASURE	RATIONALE FOR MEASURE	TARGET PERFORMANCE	ACTUAL PERFORMANCE	PAYOUT PERCENTAGE*
Revenue	The importance of our long-term growth strategy of growing revenue.	$922	$910	82%
Operating Income	Reflects operating strength, efficiency and profitability. Balances revenue growth with margin expansion. Measures discipline in sustaining efficiency for growth initiatives.	$163	$150	58%
* Revenue and Operating Income are weighted at 40% and 60%, respectively.
Our shareholders realized total returns for the fiscal year of 37.8%, outperforming both the S&P 500 and S&P Healthcare Equipment Select indices, which returned 10.4% and 21.7% over the same period, respectively. Due to the strong connection between our compensation programs and shareholder returns, executives who saw steep declines in the value of their equity and realized compensation during fiscal 2014, saw increases in value in fiscal 2015 due to the increase in our share price.

COMPENSATION PHILOSOPHY AND OBJECTIVES
Haemonetics’ executive compensation programs are designed to align the interests of our executive officers with those of our shareholders. Our compensation philosophy is to provide market-competitive programs that enable Haemonetics to:

•	Attract, motivate and retain exceptional leaders - dedicated to the long-term success of the organization and to the creation of sustainable shareholder value.

•
Pay for Performance - create direct alignment between the achievement of pre-determined financial, operational and strategic objectives over the short and long-term and the resulting executive compensation.

•	Display a clear correlation between the cost of compensation and the value to the employee and to the Company - evaluate annually balancing affordability and the value of our compensation elements.
Our executive compensation plans are designed with specific emphasis on accountability for our financial results in the short-term and with shareholder return over the longer-term. We create this alignment of accountability through several interacting mechanisms, combining fixed pay with at-risk, performance-based pay elements, and establishing targeted positioning against the market.
When determining compensation levels, we target all elements of compensation at the market median. Through at-risk pay components, our pay program is designed to reward exceptional corporate and individual performance with actual pay above the market median; performance below expectations will result in actual pay levels below the market median.

The following is a summary of key executive compensation features aligned with competitive practice. These strategic components of executive pay include:

COMPONENT	KEY FEATURES	PURPOSE
Pay Positioning	Targeted at the market 50th percentile for performance that meets financial and individual goals	Align pay with the market median
Performance Targets	Ambitious yet achievable goals set for executives and the company	Align goals with our commitment to shareholders
Base Salary	Fixed cash payment based on position, responsibilities, experience and individual performance	Offer a stable source of income that is balanced with at-risk pay
Annual Incentive	Annual cash incentive tied to achievement of designated short-term Company, Business (as applicable) and Individual goals	Motivate and reward executives for achievement of short-term goals
Long-Term Equity Incentives	Awards earned based on time and performance-based requirements	Create alignment with shareholders and promote achievement of Company longer-term performance objectives; retains key executives
Compensation Mix	Strategic weighting of fixed and variable compensation vehicles, to ensure focus on short and long-term goals	Balance focus on both short and long-term goals while allowing a baseline of income
Benefits	Competitive health, life insurance, disability and retirement benefits	To promote health and wellness in the workforce and to provide competitive retirement planning and saving opportunities

DETERMINING EXECUTIVE COMPENSATION
The Compensation Committee evaluates multiple factors when establishing and maintaining the Company’s executive compensation programs, including evaluating competitive peer analysis to determine the total compensation of the Chief Executive Officer (“CEO”), consideration of the CEO’s recommendations in determining the compensation of his direct reports, individual performance and potential, evaluation of performance relative to financial, strategic, operational, and individual goals and internal peer equity, affordability, legal and regulatory requirements.

ROLES AND RESPONSIBILITIES IN THE EXECUTIVE COMPENSATION PROCESS

ROLE	RELATIONSHIP TO COMPANY	KEY RESPONSIBILITIES
Compensation Committee of the Board of Directors	Independent non-employee directors appointed by the Board of Directors	l	Carry out Committee Charter
		l	Evaluate and Approve Compensation Philosophy, Plans, Policies
		l	Set Competitive Short and Long-Term Cash Compensation Elements
		l	Determine the extent to which short and long-term performance goals have been achieved
		l	Set Executive Benefits and Perquisites
		l	Determine CEO Compensation
		l	Review/approve recommendations of CEO with regard to other NEO Pay
		l	Approve Peer Group

Management	Executive Employees of the Company	l	Provide Financial Targets/Results to Committee
		l	Achievement of Corporate Objectives
		l	Executive Performance Reviews
		l	Succession Planning and Ratings
		l	Provide Leadership Competency Assessments
		l	Implement and Communicate Decisions
		l	Apprise Committee on Company Ability to Attract, Motivate, Retain Executives
		l	Provide Compensation Cost Analysis
		l	CEO - Recommend Changes to Direct Reports' (NEO) Pay to Compensation Committee

Compensation Consultant: Frederic W. Cook	Independent consultant engaged by Compensation Committee[1]	l	Executive Compensation Consulting Services
		l	Competitive Market Data Benchmarking and Analysis
		l	Regulatory Updates
		l	Market Trends Reporting
		l	Special Reports
		l	Committee Meeting Attendance
		l	Guidance to Compensation Committee
		l	Recommend Peer Group
1 The Compensation Committee has evaluated the independence of the consultant and found they have met the requirements outlined under the Securities and Exchanges Commission rules.

ROLE OF PEER GROUP AND BENCHMARKING
The Committee conducts an annual executive compensation competitive assessment at the July Committee meeting. The market data provided by the Committee's compensation consultant provides important information on the competitiveness of our executive compensation in relation to similar companies in the Healthcare sector (GICS35) and the Electronics Equipment, Instruments & Components industry (GICS 452030). The data is used by the Committee to assist in determining an appropriate range for executive pay. Frederic W. Cook, the Committee's independent compensation consultants, filters the broader industry based on comparable business content and model, peer group company size, statistical reliability and executive talent sources, among other criteria, to define and recommend the peer group. The market data supplied by the Committee’s compensation consultant reflects an average of two data sources, where applicable:

•	The Peer Group - A group of similarly sized companies from the medical device, biotechnology, and healthcare industries

•
Compensation Surveys - The Compensation Committee considers only the aggregated survey data provided by the surveys. The identity of the individual companies comprising the survey data is not disclosed, or considered by, the Compensation Committee in its evaluation process. Therefore, the Compensation Committee does not consider the identity of the companies comprising the survey data to be material for this purpose.

With assistance from its independent consultant, the Committee annually reviews the peer group for continued appropriateness in advance of the annual executive compensation competitive assessment. When reviewing the peer group and suggesting potential replacement companies, the Committee considers the similarity of the company’s products and services, while screening for revenues of approximately one-half to two times ours and a market capitalization of approximately one-third to three times ours.
As a result of the assessment for fiscal 2015, the Committee approved the addition of Greatbatch, NuVasive and Waters Corp to rebalance the peer group closer to the median revenue range, and the removal of Wright Medical Group Inc. due to a significant decline in revenue, PARAXEL International for having revenue outside our target range and STERIS Corp due to dissimilar product and service focus.

FISCAL 2015 - PEER GROUP
Allscripts Healthcare Solutions, Inc.	IDEXX Laboratories, Inc.	NuVasive Inc
Bio-Rad Laboratories, Inc.	Integra LifeSciences Holdings	PerkinElmer Inc.
Bruker Corp.	Masimo Corp.	ResMed, Inc.
CONMED Corp.	MedAssets, Inc.	Thoratec Corp.
Greatbatch, Inc.	Myriad Genetics, Inc.	Waters Corp
Hologic, Inc.
This peer group differs from the peer group used in the corporate performance graph contained in our annual report on Form 10-K. The Committee believes that the S&P 500 Index and the S&P Health Care Equipment Index contain many companies which are significantly different from our size and scope. The inclusion of these companies could have the effect of distorting the Committee’s understanding of the market for executive talent. As a result, the Committee has used a more targeted sampling of companies that are closer to our size and scope.
EVALUATING EXECUTIVE PERFORMANCE
Consistent with the annual review period of the broader organization, executive performance is reviewed by the Compensation Committee in July. The CEO provides a performance rating to the Committee for each executive and a merit increase recommendation, where appropriate. For the CEO, the Board’s Chairman gathers input from all Board members and completes an assessment of the CEO’s performance and makes recommendations for the Committee’s consideration relative to the CEO’s compensation.
In either case, the performance analysis includes an assessment of (i) achievement of individual and Company objectives; (ii) contribution to the Company’s short and long-term performance; and (iii) and how performance was achieved through the evaluation of leadership competencies, Company Values and Operating Principles.

ELEMENTS OF TOTAL REWARDS
Our executive total rewards program is divided among four major elements including base salary, short-term incentives, long-term incentives and benefits. Total direct compensation is defined as fiscal 2015 base salary, annual incentive payment, and the grant date value of equity awards as disclosed in Summary Executive Compensation Table. A description of each element and their purpose at Haemonetics is described below:

COMPENSATION ELEMENT	PAY MIX	DESCRIPTION	PURPOSE
Base Salary	13% - 25%	Fixed cash compensation based on role, job scope, experience, qualification, and performance	To compensate for individual technical and leadership competencies required for a specific position and to provide economic security
Short-Term Incentive	13% - 29%	Annual cash incentive opportunity payable based on achievement of corporate, business unit, and individual objectives	To incentivize management to meet and exceed annual performance metrics and deliver on commitments to shareholders
Long-Term Incentive	46% - 74%	Annual equity award comprised of Stock Options, Restricted Stock Units and Performance Based Units	To incentivize management to increase shareholder value, reward long-term corporate performance, and promote employee commitment through stock ownership
PAY MIX
The following chart illustrates the allocation of target total direct compensation for the CEO and for other NEOs among base salary, short term and long term incentive compensation, including the annualized value of the time and performance based restricted stock units granted in fiscal 2015. All elements of compensation are considered to be at-risk with the exception of base salary.
For our executives, the amount and mix attributed to base salary, short-term incentives and long-term incentives are determined in reference to market norms combined with our desire to align pay with the goals of our compensation strategy. While we evaluate our executive pay mix on an annual basis, we do not adhere to a rigid formula when determining the actual mix of compensation elements. Rather, our current policy is to balance the short and long-term focus of our compensation elements in order to reward short-term performance while emphasizing long-term value creation. These objectives are achieved by placing considerable weight on long-term, equity based compensation while also offering enough cash and short-term compensation to attract and retain executive talent in an extremely competitive market.
We take a modified approach to our CEO compensation. Mr. Concannon’s pay mix includes more in equity compensation and annual incentive opportunities and less in base salary than his peers and other Haemonetics executives. We believe this places a greater emphasis on driving and rewarding performance and ensures the CEO, in particular, is closely aligned with shareholders.

BASE SALARY OVERVIEW
Base salary is provided to compensate for individual technical and leadership competencies required for a specific position and to provide economic security. The individual target base salary will vary based on the field in which each executive operates, the scope of each position, the peer-group comparisons for similar executives, the experience and qualifications needed for the role, the executive's performance, and an assessment of internal equity amongst peers. Base salaries can increase through the merit process as discussed under the section titled "Evaluating Executive Performance."
Base salary provides our NEOs with a degree of financial certainty and stability. When reviewing base salaries, the Compensation Committee relies on our CEO’s evaluation of each NEO’s individual performance.
2015 BASE SALARY
The Compensation Committee engaged Frederic W. Cook & Co., Inc. to assess all aspects of executive cash compensation against our peers.
Following the review of compensation components and Mr. Concannon’s performance, the Committee concluded Mr. Concannon’s total target compensation had less emphasis on base salary and target bonus, and more emphasis on long-term incentives as compared to Haemonetics’ peer companies. While Mr. Concannon’s target bonus was at market median, his target total cash fell well below the peer group median due to his base salary. Relative to peers, Mr. Concannon’s base salary was below the market 25th percentile.

The Committee considered Mr. Concannon’s performance and determined to award a $55,000 (9.17%) salary increase, comprised of a merit and market adjustment. The reasons included his strong performance throughout Fiscal 2014 and his low base salary in relation to his peers.

For the NEOs eligible for a review, merit increases were awarded in the range of 0.75% to 4% of salary. Mr. Burns’ merit increase was pro-rated to reflect his length of service with the company at time of merit review. Mr. Davies was not eligible for a merit increase based on his hire date of May 12, 2014

EXECUTIVE	TITLE	FISCAL 2014 BASE SALARY	INCREASE PERCENTAGE	FISCAL 2015 BASE SALARY
Brian Concannon	President & CEO	$600,000	9.17%	$655,000
Christopher Lindop	CFO & EVP, Business Development	$468,000	3.00%	$482,040
Kent Davies	Chief Operating Officer	-	-	$475,000
Peter Allen	President, Global Plasma	$438,900	4.00%	$456,456
Brian Burns	EVP, Global QA/RA	$415,000	0.75%	$418,113
ANNUAL INCENTIVE PROGRAM
The annual incentive program is a short-term cash incentive designed to motivate and reward employees for executing and delivering on Financial and Operational performance metrics for the fiscal year. A primary objective of the program is to motivate executives to meet or exceed our annual goals and objectives. All NEOs are eligible to participate in the annual incentive program.
In fiscal 2015, we redesigned our annual incentive program to strengthen the link between performance and rewards. Funding for the plan is determined by business performance against pre-determined goals for corporate or regional revenue and operating income; actual individual payouts are determined on individual goal achievement. With these changes in plan design, there are no performance based components that are automatically paid to an employee regardless of the company financial performance.
The corporate performance metrics and targets are determined annually at the beginning of the fiscal year. To reinforce profitability, the ratio of revenue (40%) to operating income (60%) is weighted more heavily toward operating income. For fiscal 2015, the weighting of performance metrics for funding of bonuses is as follows:

EXECUTIVE	PERCENT CORPORATE COMPONENT[1]	PERCENT BUSINESS UNIT COMPONENT[1]
Brian Concannon	100%	-
Christopher Lindop	100%	-
Kent Davies	100%	-
Peter Allen[2]	80%	20%
Brian Burns	100%	-
1 Both corporate and business components consist of 60% operating income and 40% revenue
2 Mr. Allen's business unit component is comprised of Global Plasma
The company instills further discipline in the funding mechanism through the establishment of a funding scale which aligns funding levels with achievement levels. The scale has built in thresholds below which there is no funding, and upside to fund at a higher level should company or regional goals exceed 100%. Performance is interpolated between relevant measurement points. The maximum level of overachievement used to calculate funding on Revenue and Operating Income is 110%, which results in a maximum pool funding of 200%. There is also a maximum individual payout of 150% of target. There is no guaranteed funding within the annual incentive plan.

FISCAL 2015 TARGETS[1]	THRESHOLD PERFORMANCE	TARGET PERFORMANCE	MAXIMUM PERFORMANCE	ACTUAL PERFORMANCE	PAYOUT PERCENTAGE
Revenue
Performance Achievement	95%	100%	110%	-	-
Corporate	$875.9	$922.0	$1,014.2	$910	82%
Global Plasma	$314.3	$330.8	$363.9	$336.1	105%
Operating Income
Performance Achievement	90%	100%	110%	-	-
Corporate[2]	$146.7	$163.0	$179.3	$150	58%
Global Plasma[3]	$120.0	$133.3	$146.6	$132.4	94%
Payout Percentage	50%	100%	200%
[1] All $ values are in millions
[2] This is a non-GAAP measure which excludes transformation, restructuring and deal closing costs, and asset impairments for both the targets established and the actual results achieved. This is the same presentation as the adjusted net income provided with our April 27, 2015 press release announcing our fiscal earnings.

[3]Operating income for Global Plasma represents a measure of division gross profit.

In summary, the amount payable to a given NEO under the annual incentive plan would be determined as follows:

Adjustment factor for weighted corporate (and, as applicable, business unit) revenue and/or operating income
Adjustment of 0% to 150% for NEO's individual performance
NEO's base salary	X	NEO's target bonus percentage	X		X

FISCAL 2015 ANNUAL INCENTIVE PROGRAM PAYMENTS
In fiscal 2015, our NEOs were paid consistent with our Pay for Performance philosophy, overall executive compensation program and incentive plan design. Target annual incentive levels are expressed as a percentage of base salary, and are set by the Committee at the July 2014 meeting. Consistent with all elements of our compensation program, targets are aligned within a range of the market median.
In deciding whether to make annual incentive payments to the NEOs, the Committee considered the Company’s overall performance results in relationship to the individual performance goals for fiscal year 2015. Mr. Concannon's bonus is aligned 100% to company Operating Income and Revenue targets, and has no individual component. Based on this alignment of performance, total fiscal year 2015 annual incentive payments are shown below:

EXECUTIVE	FISCAL 2015 BONUS TARGET (% SALARY)	FISCAL 2015 BONUS TARGET ($)	FISCAL 2015 BONUS ACTUAL (% BONUS TARGET)	FISCAL 2015 BONUS ACTUAL ($)
Brian Concannon	100%	$655,000	68%	$442,780
Christopher Lindop	65%	$313,326	68%	$211,808
Kent Davies	60%	$262,200	83%	$218,500
Peter Allen	50%	$228,228	77%	$175,370
Brian Burns	50%	$209,056	71%	$148,893

In an effort to attract top-talent executives, and consistent with company and market practice, we provided Mr. Davies and Mr. Burns with prorated annual incentive payments for fiscal 2015 as follows:

•
Mr. Davies’ base salary of $475,000 was prorated (.92) to represent his bonus-eligible earnings of $437,000. He is receiving a prorated annual incentive payment of $218,500 as a condition of his new-hire offer, representing 83% of his target bonus.

•
Mr. Burns, as a condition of his new-hire offer at the end of fiscal 2014, received a prorated annual incentive payment of two months representing $31,125. The remainder of fiscal 2015 bonus is calculated under the terms of the annual incentive plan, and is applied to 10 months.

FISCAL 2015 CASH PAYMENTS
Mr. Burns joined the Company in January 2014, at which time he was offered a one-time cash payment of $300,000 as a sign-on bonus to offset the annual bonus he lost by leaving his previous employer. The bonus was paid in April 2014 following 90 days of employment with the Company.
LONG-TERM EQUITY INCENTIVES
The Company's long-term incentive program provides incentives to grow shareholder value, rewards long-term corporate performance, and promotes employee commitment through stock ownership while also managing compensation expense and dilution. At the executive level, where individual performance is most closely aligned with the financial performance of the business, the objectives of this program are:

•	Drive long-term growth of the business in conjunction with our strategic plan;

•	Ensure that any value delivered to executives is aligned with an increase in shareholder value; and

•	Retain high performing individuals.
The Compensation Committee believes that long-term equity-based incentive awards provide a valuable tool for aligning the interests of management with our shareholders and focusing management’s attention on our long-term growth. In addition, the Compensation Committee believes that equity-based awards are essential to attract and retain the talented executives and managers needed for our continued success.

AWARD FORM	PERCENT OF TOTAL LONG-TERM VALUE	PURPOSE	PERFORMANCE MEASURE	EARNING AND VESTING PERIODS
Performance Based Restricted Stock Units	50%	Ties executive compensation with long-term performance	Relative Total Shareholder Return ("rTSR")	Earned and vest 100% after three-year performance period based on rTSR
Non-Qualified Stock Options	25%	Encourages retention and aligns with shareholder interests	-	Four year vesting with ¼ of the award vesting on each of the first, second, third and fourth anniversaries following the grant
Time Based Restricted Stock Units	25%	Encourages retention	-	Four year vesting with ¼ of the award vesting on each of the first, second, third and fourth anniversaries following the grant
2015 ANNUAL GRANTS
Consistent with our past practice, in October 2014 the Committee approved grants of stock options and restricted stock units. To further the alignment of “Pay for Performance,” performance-based restricted stock units were introduced under the Company’s 2005 Long-Term Incentive Compensation Plan. This shift reflects the invaluable feedback gathered from shareholders and our desire to have greater Pay for Performance alignment for each of our NEOs.
Grant values for our NEOs were determined using a value-based model that takes into account market competitiveness, specific roles, individual performance and potential and the resulting compensation expense. We target the median of our peer group in determining the value of long-term incentive grants. Grant values are translated into a number of stock options and restricted stock units based on the stock price and Black Scholes value on the date of grant.
These equity grants were made consistent with our Long-Term Incentive Policy and reflect the Committee’s consideration of individual achievement, the market for executives of similar experience and responsibility, the size of past grants, and expense and dilution considerations. The grant details for each executive are as follows:

EXECUTIVE	GRANT DATE VALUE	PERFORMANCE BASED RESTRICTED STOCK UNITS	STOCK OPTIONS GRANTED	RESTRICTED STOCK UNITS
Brian Concannon	$3,750,000	53,956	119,731	26,978
Christopher Lindop	$750,000	10,791	23,946	5,395
Kent Davies	$475,000	6,834	15,166	3,417
Peter Allen	$700,000	10,071	22,349	5,035
Brian Burns	$425,000	6,115	13,569	3,057
In addition, we granted a long-term incentive award to Mr. Davies outside of the annual grant process. Mr. Davies was hired on May 12, 2014, and as an incentive to join the company, the Committee granted Mr. Davies a new hire grant valued at $400,000 on July 22, 2014. The award was comprised of 70% Stock Options and 30% Restricted Stock Units and will vest over four years in increments of 25% per year. In addition, he received 19,577 Market Stock Units which will vest, if at all, on the maturity date of March 31, 2017.
Performance-based restricted stock units cliff vest at 100% after the three-year performance period. Stock Options and Restricted Stock Units vest over four years in increments of 25% per year. Stock options must be exercised within seven years of the date of grant, after which they are forfeited. The exercise price of all stock options is the grant date fair market value, which is the average of the high and low trading price of Haemonetics stock on the date of grant.
FISCAL 2015 TSR PERFORMANCE AWARDS
Half of the aggregate dollar value of our NEOs’ annual equity awards granted in October 2014 was in the form of performance-based restricted stock units to be earned based on the Company’s relative TSR for the three-year performance period from October 1, 2014 through September 30, 2017 relative to the S&P Healthcare Equipment Index (each, a “TSR Performance Award”). Earned TSR Performance Awards vest at the end of the three-year performance period and will be settled as soon as administratively feasible thereafter. Stock measurements will use the average of the closing prices of common shares during the 30 consecutive trading days ending on the day prior to the applicable measuring date. The number of shares that may be earned range from 0% to 200% of the target, depending on performance (with linear interpolation between performance levels) as follows:

rTSR	PERCENTAGE OF TARGET SHARES EARNED
Below 41st rTSR percentile	None
41st to 60th rTSR percentile (Threshold)	50% to 99%
61st to 80th of rTSR percentile (Target)	100% up to 200%
Greater than 80th rTSR percentile (Maximum)	200%
In the event that the Company has a negative TSR over the performance period, then the maximum number of shares that can be earned would be 100% of target.
Companies listed in the S&P Healthcare Index will be used for the relative TSR comparison. This relative comparator group was selected in order to ensure that the Company’s performance can be measured consistently and transparently over the long term against an appropriate and relative index of companies in the healthcare equipment industry. Using a comparator group based on a relevant index as opposed to a smaller group of peer companies selected at the beginning of a given three year period will also enable us to avoid situations in which companies have either been significantly diminished as a result of industry consolidation, or as businesses evolve in ways that make them unsuitable for inclusion in our comparator group.

MARKET STOCK UNITS
In fiscal 2014, we implemented an award directly tied to the price of our stock above $50 per share in March 2017. We believe these market-based grants will incentivize excellent execution of the multi-year strategic plan and the delivery of superior long-term returns to shareholders. The market stock units are designed to issue shares to executives based on the average price of the Company's common stock in March 2017. These awards will not deliver any value unless the stock price is above $50 per share in March 2017. We believe these grants reflect both our commitment to Pay for Performance and alignment of our senior executives' to total shareholder return.

Company Stock Price at Maturity Date		Share Payout as a Percentage of Target Award
≤	$50.00	-
	$50.01	10%
	$55.00	55%
	$60.00	100%
	$65.00	140%
	$70.00	180%
	$75.00	220%
	$80.00	260%
≥	$85.00	300%
If Company stock price performance is in between two stock prices adjacent to each other in the above schedule, the share payout will be interpolated linearly.
A change of control of the Company prior to the maturity date will result in an acceleration of the vesting and a payout based on the Company’s stock price as of the date of change in control. The grants are subject to recapture, or claw back, in accordance with applicable law or Company policy.
OTHER BENEFITS AND PERQUISITES
Executives are provided a competitive benefits program that consists of health, disability, and life insurance and our 401(k) retirement plan on the same basis as our non-executive employees.
NON-QUALIFIED DEFERRED COMPENSATION PLAN
In addition, certain of our US-based senior executives, including all NEOs, are able to participate in a non-qualified deferred compensation program that allows them to defer certain elements of their pay. To maintain comparable savings opportunities for all employees, the Company has not made any contributions to the deferred compensation plan. The Non-Qualified Deferred Compensation Plan allows the NEOs to elect to contribute to a plan account up to 75% of their annual base salary, 100% of annual incentives and 100% of restricted stock units. While the plan allows the Company to make discretionary contributions to those plan accounts, the Company has not made any and has no immediate plans to do so. All NEOs are eligible to participate in the non-qualified deferred compensation plan.

KEY GOVERNANCE ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM
AT-RISK COMPENSATION AND PAY FOR PERFORMANCE - We link a significant portion of each NEO’s compensation to be “at-risk.”

•
Annual performance based cash incentive award. Our annual cash incentive awards are intended to directly link a significant amount of cash compensation to the achievement of measurable annual corporate, individual and for some NEOs, business performance.

•
Long-term equity incentives. Our equity incentives focus executives to create shareholder value and on long-term growth. The aggregate award value is allocated among three types of grants: (1) Non-qualified Stock Options four-year graded vest at 25% per year, (2) four-year graded time based vesting Restricted Stock Units and (3) Performance based restricted stock units three-year performance with cliff vest.

SHARE OWNERSHIP PROGRAM - Our executives as well as Board of Directors are subject to ownership requirements intended to strengthen the alignment between the long-term interests of executives and shareholders. This program covers the CEO, the Executive Council (includes all NEO's), the Operating Committee (The Executive Council, in addition to Business Unit Presidents, Chief Information Officer and the Vice President of Finance) and the Board of Directors. Participants must achieve an ownership level in Haemonetics stock equal to or greater than a value determined by their role at the Company. Compliance must be achieved within five years of becoming a participant in the program. The table below outlines guideline ownership values by organizational role:

ORGANIZATIONAL ROLE	MULTIPLE OF BASE SALARY	MULTIPLE OF ANNUAL RETAINER
Chairman of the Board	-	2.0x
Non-Employee Directors	-	5.0x
Chief Executive Officer	4.0x	-
Executive Council	3.0x	-
Operating Committee[1]	2.0x	-
1 Non-Executive Council members are subject to this multiple.

The value of owned shares and vested "in the money" stock options are used in satisfying the ownership requirement. As of the Compensation Committee’s annual compliance assessment in July 2014, all Executives and Directors were compliant with the program.
EQUITY COMPENSATION BEST PRACTICES

•	No Repricing - Our equity plans prohibit option repricing or replacement of underwater options.

•
Time Vesting - Our equity incentives generally vest over a period of three or four years to ensure that our executives maintain a long-term view of shareholder value creation and to encourage retention.

•
Determination of Option Grant Prices - The price of options is always the average of the high and low trading prices on the date of grant, in accordance with our 2005 Long-Term Incentive Compensation Plan.

•
Timing of Equity Grants - Annual equity grants are reviewed, approved, and granted by the Compensation Committee at the October meeting. New-hire grants are approved throughout the fiscal year at the regularly scheduled quarterly Compensation Committee meeting following the employee's date of hire. While not common, special grants may be awarded at a regularly scheduled Committee meeting to recognize and reward individual performance. Long-term incentive grants are never timed to correlate with specific business events. The Committee does not delegate approval of new grants to management.

HEDGING - Our Code of Conduct prohibits our executives from hedging our securities.
RECAPTURE POLICY - To further align the executive compensation program with the interests of stockholders and our culture of ethical behavior, there is a recapture provision in the annual incentive plan. Under this provision, if the Company is required to make an accounting restatement due to a material non-compliance with any financial reporting requirement under the securities laws as a result of misconduct or if an employee’s actions violate the Haemonetics Code of Business Conduct, executives would be required to return any annual incentive payment to the extent permitted by governing law, to the degree that such payment was based on the achievement of financial results which were adjusted in the restatement.
COMPENSATION RISK - The Compensation Committee considers risk when designing our compensation plans. The Committee also conducts a comprehensive annual review of compensation risk in the fourth quarter to assess the presence of any risks that may have a material adverse effect on the Company.
INDEPENDENT COMPENSATION COMMITTEE - Compensation decisions are approved by the Compensation Committee of which is comprised of only independent members of Board of Directors.
INDEPENDENT CONSULTANT - F.W. Cook, our compensation consultant, reports directly to the Compensation Committee and provides no other services to the Company or management. The committee considered the firm's independence under the relevant SEC and stock exchange factors, and determined the firm satisfied the requirements for independence.
EMPLOYMENT AGREEMENTS - In general, we do not provide employment agreements to members of senior management in the U.S. other than the agreements covering change in control. We may occasionally make exceptions to this practice in the case of acquisitions or to be consistent with prevailing local labor practices outside the U.S. None of our NEOs for fiscal 2015 are covered by an employment agreement, although each has an agreement covering change in control.
See “Potential Payments upon Termination or Change-in-Control” in the summary compensation tables for additional information.
DOUBLE TRIGGER CHANGE IN CONTROL AGREEMENTS - We employ change in control agreements for a very limited number of key executives, including all NEOs, for the purpose of retaining their services during a change in control and to provide them with financial security in case of a loss of employment. Our agreements only provide benefits to participants if there is both a change in control of the Company and termination of employment other than for cause. Our change in control agreements provide:

•
If the executive’s employment is either terminated or if he or she suffers a material diminution of compensation or responsibilities after a change in control, the covered employee will be entitled to 2.0 times their then base salary and target annual incentive payment (2.99 times base salary and target annual incentive payment in the case of the CEO). Payments will be made within 30 days.

•	The vesting of equity awards granted prior to July 27, 2009 will be accelerated upon a change in control pursuant to the original terms of the awards.

•
The vesting of equity awards granted on or after July 27, 2009 will accelerate only if the conditions for severance payment are met or if the successor corporation refuses to assume or continue the equity awards or to substitute similar equity awards for those outstanding immediately prior to the change in control.

•
If the executive is eligible for severance, then the executive will also be entitled to receive a payment equal to the cost of providing for their medical, dental, life and disability insurance coverage for a period of 2.0 years (2.99 years in the case of the CEO), and outplacement services.

•
Should any excise taxes be due by the employee under the IRS Section 280(g) limitations, the agreements provide for either reducing the benefits to the Section 280(g) cap or paying the benefits in full, whichever provides the better after-tax position for the employee.

For purposes of the agreements, a change in control is defined as a person or group acquiring 35% or more of the Company’s stock, a sale of substantially all the assets of the Company to an unrelated person, and certain mergers, reorganizations, consolidations and share exchanges.

IMPACT OF TAX AND ACCOUNTING ON COMPENSATION

DEDUCTIBILITY OF COMPENSATION
Internal Revenue Code Section 162(m) limits the amount the Company can deduct for non-performance based compensation to $1,000,000 for those named executive officers listed in the Summary Compensation Table other than the Chief Financial Officer. In fiscal 2015, all compensation paid to such officers except $1,027,658 was deductible. Although the Company has not adopted a formal policy, the Compensation Committee generally seeks to compensate the executive team with payments that are deductible under the Internal Revenue Code. However, the Compensation Committee retains the ability to grant awards that do not meet the deductibility requirements.
STOCK-BASED COMPENSATION EXPENSE
The Company began recognizing stock-based compensation expense under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 beginning in April, 2006. In determining the appropriate fiscal 2015 long-term incentive grant levels, the Company sought to balance its long-term incentive goals with the need to reduce stockholder dilution and manage stock compensation expense. To strike this balance the Committee analyzes stock compensation expense as a percentage of revenue and its impact on earnings, and basic and diluted earnings per share.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2015 for filing with the Securities and Exchange Commission.

THE COMPENSATION COMMITTEE
Pedro P. Granadillo, Chairman
Susan Bartlett Foote
Mark Kroll, PhD

EXECUTIVE COMPENSATION

The following table summarizes the compensation of the named executive officers for the fiscal years ended March 30, 2013, and March 29, 2014, and March 28, 2015. The named executive officers are the Company’s Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers ranked by their total compensation in the table below.
Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
		($) (1)	($) (2)	($) (3)	($) (3)	($) (4)	($) (5)	($) (6)
Brian Concannon President and CEO	2015	$640,192		$2,812,457	$937,494	$442,780		$6,900	$4,839,823
	2014	$594,231		$2,920,999	$2,449,997			$6,600	$5,971,827
	2013	$571,346		$1,053,853	$2,473,298	$444,106		$6,600	$4,549,203
Christopher Lindop CFO and EVP, Business Development	2015	$478,260		$562,464	$187,497	$211,808		$6,900	$1,446,929
	2014	$462,808	$250,000	$1,145,466	$489,991	$70,200	$(135,321)	$6,600	$2,289,744
	2013	$446,807		$195,686	$459,312	$191,813		$40,159	$1,333,777
Kent Davies Chief Operating Officer	2015	$401,923		$1,166,692	$398,744	$218,500		$30,504	$2,216,363

Peter Allen President, Global Plasma	2015	$451,729		$524,934	$174,993	$175,370		$6,900	$1,333,926
	2014	$434,025	$150,000	$1,070,478	$314,996	$96,935		$6,600	$2,073,034
	2013	$418,864	$100,000	$135,475	$317,996	$147,742		$6,600	$1,126,677
Brian Burns EVP, Global QA/RA	2015	$417,275	$300,000	$318,727	$106,245	$148,893		$6,900	$1,298,040
	2014	$71,827		$1,022,481	$244,999	$46,688			$1,385,995

(1)	In 2014 the salary information for Messrs. Concannon, Lindop and Allen was listed with target salary and not actual earnings. The corrected salaries are represented here.

(2)
Our Executive Vice President, Global QA/RA, Brian Burns joined the Company in January 2014. As agreed to at the time we hired him, upon completion of 90 days, in April 2014, we paid him a $300,000 sign-on bonus to offset the annual bonus he lost by leaving his previous employer. In fiscal 2014, we recognized our Chief Financial Officer and Executive Vice President Business Development Christopher Lindop for his leadership in the acquisition and integration of the Whole Blood business and his leadership in identifying further growth opportunities with a special cash award of $250,000 in July 2013. Additionally, we recognized Peter Allen, President Global Plasma, for his significant contributions in the leadership of the Global Plasma business. The above bonus value represents the second and final installment of a $250,000 special cash payment, originally awarded in 2013.

(3)
Represents the aggregate grant date fair value for stock awards and stock options granted in the respective fiscal years calculated in accordance with the FASB Accounting Standard Codification Topic Compensation - Stock Compensation. The below table provides detail on the annual award tied to the long-term incentive program. Grant values for our named executive officers were determined using a value-based model that takes into account market competitiveness, specific roles, individual performance and potential and the resulting compensation expense. See Footnote 11 "Capital Stock" to the Company's consolidated financial statements set forth in the 10-K for the assumptions made in determining FAS 123R values.

(4)	Mr. Burns received a prorated bonus payment in the amount of $46,688 in fiscal 2014 as part of his new-hire agreement.

(5)	None of our named executive officers received above-market or preferential earnings on their deferred compensation balances.

(6)
For fiscal 2015, includes a matching Corporation contribution for participation in the Corporation's 401(k) plan of $6,900 for all named executive officers. In addition, Mr. Davies additional compensation includes costs related to a sales incentive trip in the amount of $23,604, including the associated tax gross-up, attended by he and his wife. For fiscal 2013, Mr. Lindop's additional compensation includes costs related to a sales incentive trip in the amount of $22,921 and an associated tax gross-up of $10,638.

Grants

Name	Grant Date	Option Awards: Number of Securities Underlying Option (#)	Performance Stock Awards: Number of Shares of Stock or Units (#)	Time-based Stock Awards: Number of Shares of Stock or Units (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Closing Market Price	Grant Date Fair Value of Stock and Option Awards
Brian Concannon	10/22/2014	119,731	53,956	26,978	$34.75	$34.75	$3,749,950
Christopher Lindop	10/22/2014	23,946	10,791	5,395	$34.75	$34.75	$749,961
Kent Davies	10/22/2014	15,166	6,834	3,417	$34.75	$34.75	$474,972
	7/22/2014	34,271	19,577	3,402	$35.27	$35.27	$1,090,469
Peter Allen	10/22/2014	22,349	10,071	5,035	$34.75	$34.75	$699,926
Brian Burns	10/22/2014	13,569	6,115	3,057	$34.75	$34.75	$424,972

Grants of Plan-Based Awards Table for Fiscal Year Ended March 28, 2015

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Option (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Closing Market Price	Grant Date Fair Value of Stock and Option Awards
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(3)	(3)	(4)	(4)	(5)
Brian Concannon	3/30/2014	$327,500	$655,000	$982,500
	10/22/2014				26,978	53,956	107,912	26,978	119,731	$34.75	$34.75	$3,749,950
Christopher Lindop	3/30/2014	$156,663	$313,326	$469,989
	10/22/2014				5,396	10,791	21,582	5,395	23,946	$34.75	$34.75	$749,961
Kent Davies	3/30/2014	$131,100	$262,200	$393,300
	10/22/2014				3,417	6,834	13,668	3,417	15,166	$34.75	$34.75	$474,972
	7/22/2014				1,957	19,577	58,731	3,402	34,271	$35.27	$35.27	$1,090,469
Peter Allen	3/30/2014	$114,114	$228,228	$342,342
	10/22/2014				5,036	10,071	20,142	5,035	22,349	$34.75	$34.75	$699,926
Brian Burns	3/30/2014	$104,528	$209,056	$313,584
	7/24/2013				2,038	6,115	12,230	3,057	13,569	$34.75	$34.75	$424,972

(1)
These columns show the potential value of the payout for each named executive under the FY15 Bonus Plan if the threshold, target or maximum goals are satisfied for all performance measures. The potential payouts are performance-driven and therefore completely at risk. For the CEO, 100% of the stated potential cash bonus is dependent upon the achievement of the stated corporate financial performance targets for revenue and operating income for the fiscal year. For all other executives, 80% of their stated potential cash bonus was dependent upon the achievement of the stated corporate financial performance targets for revenue and operating income for the fiscal year, and 20% was dependent upon either the achievement of their individual performance objectives or regional/divisional financial objectives.

(2)
These columns show the grant date value for the Performance-based Restricted Stock Units (PSUs), for each named executive if the threshold, target and maximum metrics are achieved. The performance will be determined based on the Company's 3 year Relative Total Shareholder Return as compared to the Total Shareholder Return of the companies comprising the Standard & Poors Health Care Equipment Index (the “Index”). The actual performance will be determined after September 30, 2017. In addition, upon employment, Mr. Davies was granted 19,577 market stock units that are directly tied to the Company's stock price and the amount he ultimately receives is directly tied to the increase in shareholder value over the three fiscal years ending March 31, 2017.

(3) Grant vest in annual increments of 25% beginning on the first anniversary of the date of grant for all executives.

(4)
The exercise price of all the options granted equals the average of high and low of Haemonetics Common Stock on the grant date, so the exercise price of the stock option maybe higher or lower than the closing price of Haemonetics Common Stock on the grant date.

(5)
Represents the aggregate grant date fair value for stock options and stock awards/units calculated in accordance with Compensation - Stock Compensation Topic of the FASB Codification. See Footnote 11 "Capital Stock" to the Company's consolidated financial statements set forth in the 10-K for the assumptions made in determining FAS 123R values.

Outstanding Equity Awards for Fiscal Year Ended March 28, 2015

Stock Options (1)					Stock Awards (1)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Brian Concannon	33,351		$27.28	10/22/2015
	65,690		$27.69	4/2/2016
	159,350		$26.47	10/27/2016
	236,750		$27.50	10/27/2017
	164,678	54,894	$30.67	10/25/2018
	125,190	125,192	$39.06	10/24/2019
	58,725	176,174	$41.66	10/23/2020
		119,731	$34.75	10/22/2021
					50,000	(2)	2,210,500
					53,956	(3)	2,385,395
					6,112		270,212
					13,442		594,271
					18,903		835,702
					26,978		1,192,697
	843,734	475,991			169,391		7,488,777
Christopher Lindop	24,510		$26.32	10/23/2015
	44,072		$26.47	10/27/2016
	50,190		$27.50	10/27/2017
	36,229	12,077	$30.67	10/25/2018
	23,248	23,250	$39.06	10/24/2019
	11,745	35,234	$41.66	10/23/2020
		23,946	$34.75	10/22/2021
					25,000	(2)	1,105,250
					10,791	(3)	477,070
					1,343		59,374
					2,496		110,348
					3,780		167,114
					5,395		238,513
	189,994	94,507			48,805		2,157,669
Kent Davies		34,271	$35.27	7/22/2021
		15,166	$34.75	10/22/2021
					19,577	(2)	865,499
					6,834	(3)	302,131
					3,402		150,402
					3,417		151,066
	—	49,437			33,230		1,469,098

Outstanding Equity Awards for Fiscal Year Ended March 28, 2015

Stock Options (1)					Stock Awards (1)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Peter Allen	30,494		$27.28	10/22/2015
	31,340		$26.47	10/27/2016
	30,776		$27.50	10/27/2017
	23,054	7,686	$30.67	10/25/2018
	16,096	16,096	$39.06	10/24/2019
	7,551	22,650	$41.66	10/23/2020
		22,349	$34.75	10/22/2021
					25,000	(2)	1,105,250
					10,071	(3)	445,239
					855		37,800
					1,728		76,395
					2,430		107,430
					5,035		222,597
	139,311	68,781			45,119		1,994,711
Brian Burns	6,219	18,654	$42.26	1/21/2021
		13,569	$34.75	10/22/2021
					21,718	(2)	960,153
					6,115	(3)	270,344
					1,857		82,098
					3,057		135,150
	6,219	32,223			32,747		1,447,745

(1)	All stock options and restricted stock units vest in four equal annual installments beginning on the first anniversary of grant unless otherwise noted.

(2)
Represents market stock units. Holders of market stock units are eligible to receive a share of Company stock for each market stock unit based on the performance of the stock through March 31, 2017. If the Company's stock price is below a minimum threshold of $50 per share during the relevant measurement period, the holders receive no market stock units. If the stock achieves certain price levels, the holders are eligible to receive up to three times the “target” amount of market stock units listed here.

(3)
Represents Performance-based stock units. Holders of performance-based stock units are eligible to receive a share of Company stock for each performance-based stock unit based on the Company's Total Shareholder Return (TSR) performance of the stock through September 30, 2017 as compared to the Total Shareholder Return of the companies comprising the Standard & Poors Health Care Equipment Index (the “Index”). If the Company's TSR is below the 40th percentile during the relevant measurement period, the holders receive no performance-based stock units. If the TSR exceeds the 80th percentile as compared to the Index, the holders are eligible to receive two times the “target” amount of performance-based stock units listed here.

Option Exercises and Stock Vested for Fiscal Year Ended March 28, 2015

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Brian Concannon	—	$451,823	25,953	$927,604
Christopher Lindop	—	$87,987	2,789	$100,367
Kent Davies	—	—	—	—
Peter Allen	—	$882,258	3,415	$122,066
Brian Burns	—	—	620	$22,980

(1)	Amounts reflect the difference between the exercise price of the option and the market price of the Company's shares at the time of exercise.

(2)	Amounts reflect the Market Value on the day that the RSUs vested.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table describes the potential payments and benefits under the Company’s arrangements to which the named executive officers would be entitled upon termination of employment. The table was prepared on the assumption that the termination or change in control event took place on the last business day of the most recently completed fiscal year.

Name	Cash Severance Payment	Continuation of Benefits	In-the-Money Value of Vested Equity (1)	In-the-Money Value of Unvested Equity (1)	Non-Qualified Deferred Compensation Plan Balance (2)	Excise Tax Gross-Up	Total Termination Benefits
Brian Concannon
Voluntary Retirement	—	—	$11,459,315	—	—	—	$11,459,315
Involuntary Termination	—	—	$11,459,315	—	—	—	$11,459,315
Involuntary Termination after Change in Control (3)	$3,916,900	$77,219	$11,459,315	$6,455,857	—	—	$21,909,291
Christopher Lindop
Voluntary Retirement	—	—	$2,699,703	—	$166,053	—	$2,865,756
Involuntary Termination	—	—	$2,699,703	—	$166,053	—	$2,865,756
Involuntary Termination after Change in Control (3)	$1,590,732	$63,240	$2,699,703	$1,293,588	$166,053	—	$5,813,316
Kent Davies
Voluntary Retirement	—	—	—	—	—	—	—
Involuntary Termination	—	—	—	—	—	—	—
Involuntary Termination after Change in Control (3)	$1,520,000	$63,240	—	$826,291	—	—	$2,409,532
Peter Allen
Voluntary Retirement	—	—	$2,001,189	—	—	—	$2,001,189
Involuntary Termination	—	—	$2,001,189	—	—	—	$2,001,189
Involuntary Termination after Change in Control (3)	$1,369,368	$63,200	$2,001,189	$1,011,026	—	—	$4,444,783
Brian Burns
Voluntary Retirement	—	—	$12,127	—	—	—	$12,127
Involuntary Termination	—	—	$12,127	—	—	—	$12,127
Involuntary Termination after Change in Control (3)	$1,254,336	$63,240	$12,127	$449,130	—	—	$1,778,833

(1)	Reflects equity values as of the last business day in the fiscal year, March 27, 2015, at a stock price of $44.21 for all named executive officers.

(2)
Reflects Non-Qualified Deferred Compensation Plan balances for participants as of the last day of the fiscal year. Since all balances are funded by employee contributions, all balances are immediately vested for participants.

(3)
Calculated as described under "Double Trigger Change in Control Agreements" on page 34 of this Proxy Statement. The one-time market stock units would accelerate immediately on a change in control. However, with the Company's stock price below threshold levels, they would not payout and have no value as of March 27, 2015.

NON-QUALIFIED DEFERRED COMPENSATION

Effective July 27, 2012, the Board of Directors adopted the Haemonetics Non-Qualified Deferred Compensation Plan (the "NQDC Plan") for the benefit of our Board of Directors and a select group of U.S. based executives, including all of our named executive officers. The NQDC Plan is a deferred compensation plan that permits the named executive officers to elect to contribute up to 75% of their annual base salary, annual bonus and restricted stock units to their NQDC Plan account. In addition, the Company has the discretion to make annual discretionary contributions on behalf of participants in the NQDC Plan. However, the Company has no immediate plans to make contributions to participant accounts, and has not made any contributions to participant accounts to date. Voluntary contributions made by participants are 100% vested.

A separate NQDC Plan account is established for each executive who elects to participate and each account is credited with earnings, if any, based on the performance of the investments in the account. The obligations under the plan are our general unsecured obligations to pay money in the future.

A participant is entitled to NQDC benefits upon the earlier of separation from service, death, disability, unforeseeable hardship, or at a future specified date (if so elected). NQDC benefits are paid in lump sum, or at the named executive officer’s election, in annual installments for a period of up to ten years. Distributions of NQDC benefits will be made in the month of April immediately following the triggering distribution event.

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals / Distributions	Aggregate Balance at Last Fiscal Year End
	($)	($)	($) (1)	($)
Brian Concannon
Christopher Lindop	$88,993		$36,987		$166,053
Kent Davies
Peter Allen
Brian Burns

(1) Mr. Lindop received neither contributions from the Company nor above market or preferential earnings on his contributions to the NQDC plan, as a result these earnings are not included in the Summary Compensation Table in fiscal 2015 or prior years.

EQUITY COMPENSATION PLANS

The Company has two equity compensation plans with outstanding options: (i) the 2005 Long-Term Incentive Compensation Plan (the "2005 Plan") and (ii) the 2000 Long-term Incentive Plan (the "2000 Plan"). While no further options will be granted under the 2000 Plan, the remaining 55,750 options outstanding under this plan were exercised in fiscal 2015 and no further options will be granted. There were 3,761,666 shares subject to issuance upon exercise of outstanding options under the 2005 Plan as of March 28, 2015. The weighted average exercise price of the options under both plans is $34.38 per share. In addition, there were a total of 357,547 shares subject to outstanding restricted stock unit awards and 287,682 in unvested market stock units which remain subject to forfeiture.
Holders of market stock units are eligible to receive a share of Haemonetics’ stock for each market stock unit based on the performance of the stock through March 31, 2017. If our stock is below a minimum threshold price of $50 per share during the relevant measurement period, the holders receive no market stock units. If the stock achieves certain price levels, the holders are eligible to receive up to three times the “target” amount of market stock units. As a result, we may issue up to 863,046 shares at a stock price of $85 per share or higher in connection with these grants.
Holder of performance share units are eligible to receive shares of Haemonetics' stock based upon the Company’s total shareholder return for the period from October 1, 2014 to their vesting date of September 30, 2017 relative to the total shareholder return of the companies comprising the Standard & Poor's Health Care Equipment Index (the "Index"). The actual number of shares awarded under a performance share unit may range from 0% to a maximum of 200% of the target award depending upon the Company’s relative total shareholder return. If the Company’s total shareholder return for the performance period is negative, then any share payout will be capped at 100% of the target award, regardless of the Company's performance relative to the Index. As a result, we may issue up to 258,260 shares in connection with these grants.
The following table sets forth information as of March 28, 2015 with respect to compensation plans under which equity securities of the Company are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Available for Future Issuance (Excluding Securities Reflected in Column (a) (c)
Equity Compensation Plans approved by security holders	4,536,025 (1)	$34.38	5,485,242 (2)
Equity compensation plans not approved by security holders	—	—	—
Total	4,536,025 (1)	$34.38	5,485,242 (2)

_________________________________________________________________________

(1)
Comprised of 3,761,666 options to purchase shares of the Company’s common stock under the 2005 Plan and the 2000 Plan, 357,547 shares issuable in connection with restricted stock units, 287,682 outstanding market stock units and 129,130 performance stock units.

(2)
Represents 5,142,053 shares available for future issuance under the 2005 Long-Term Incentive Compensation Plan and 343,189 shares available for purchase under the 2007 Employee Stock Purchase Plan. Issuance of restricted shares, restricted stock units and market stock units reduces the number shares available for issuance at a ratio of 3.02 shares to 1 restricted share, market stock unit or restricted stock unit issued. Market stock units and performance stock units have reduced the number of securities available for future issuance based on their maximum issuance value of 863,046 and 258,260, respectively.

For a description of the Company’s equity compensation plans, please see Footnote 11 - Capital Stock to the Consolidated Financial Statements included with the Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 22, 2015.

DIRECTORS’ COMPENSATION

We seek to offer our Directors compensation which is consistent with other companies of our revenue, industry and operational scope.
Directors receive a $45,000 annual retainer with an additional $10,000 meeting retainer which covers attendance at up to 8 Board of Director meetings. If the Board meets more than 8 times per year, each Director receives $2,000 for each additional meeting. The Board Chairman continues to receive an annual retainer of $250,000 in place of the standard Board retainer and meeting fees. Mr. Concannon does not receive any additional compensation for his service as a Director.
The Committee Chairs are paid an additional retainer as follows: Audit Committee Chair $20,000; Compensation Committee Chair $15,000; Governance and Compliance Chair $10,000; and Ad Hoc Investment Advisory Group$4,000. For attendance at Committee meetings, members of the Audit Committee are paid $10,000 for attending up to 12 meetings per year , members of the Compensation Committee are paid $6,000 for up to 8 meetings per year , and members of the Governance and Compliance Committee are paid $5,000 for up to 8 meetings per year versus .
Each non-employee director is eligible to receive an annual equity grant with an approximate value of $170,000. Mr. Dockendorff received a larger grant of approximately $200,000 on joining the Board in July 2014. These grants are split evenly between non-qualified stock options and restricted stock units. Both vest on the first anniversary of grant.
The Governance and Compliance Committee is responsible for reviewing and recommending to the Board of Directors any changes to Director compensation. On a regular basis, the Governance and Compliance Committee conducts a competitive analysis to determine the appropriate level of Director compensation with the assistance of the Compensation Committee and its compensation consultant.

We have a deferred compensation plan which allows Board members to defer some or all of their fees and equity grant. Please see "Non-Qualified Deferred Compensation Plan" on page 32 for additional information.

Compensation for the Board of Directors in fiscal 2015 is detailed in the following table:

Director Compensation Table for Fiscal Year Ended March 28, 2015

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
	($)	(1) ($)	(1) ($)	(2) ($)	($)	($)
Charles Dockendorff	$56,667	$99,975	$99,975	—	—	$256,617
Susan Foote	$66,000	$84,993	$84,993	—	—	$235,986
Ronald G. Gelbman	$80,000	$84,993	$84,993	—	—	$249,986
Pedro P. Granadillo	$81,000	$84,993	$84,993	—	—	$250,986
Mark W. Kroll	$60,667	$84,993	$84,993	—	—	$230,653
Richard J. Meelia	$250,000	$84,993	$84,993	—	—	$419,986
Ronald L.Merriman	$73,667	$84,993	$84,993	—	—	$243,653
Ellen Zane	$68,333	$84,993	$84,993	—	—	$238,319

(1)
Represents the aggregate grant date fair value for stock awards and stock options granted in the respective fiscal years calculated in accordance with the FASB Accounting Standard Codification Topic Compensation — Stock Compensation.

(2)	No member of the Board of Directors received above-market or preferential earnings on their deferred compensation balances.

Director Outstanding Equity Award Table for Fiscal Year Ended March 28, 2015

Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Dockendorff, Charles		12,180	$35.50	7/23/2021
					2,816	$124,495
		12,180			2,816	$124,495
Foote, Susan	11,758		$29.72	7/30/2016
	8,580		$27.24	7/29/2017
	7,118		$34.41	7/21/2018
	8,196		$36.37	7/27/2019
	6,573		$45.45	7/24/2020
		10,353	$35.50	7/23/2021
					2,394	$105,839
	42,225	10,353			2,394	$105,839
Gelbman, Ronald	3,621		$29.23	7/31/2015
	11,758		$29.72	7/30/2016
	8,580		$27.24	7/29/2017
	7,118		$34.41	7/21/2018
	8,196		$36.37	7/27/2019
	6,573		$45.45	7/24/2020
		10,353	$35.50	7/23/2021
					2,394	$105,839
	45,846	10,353			2,394	$105,839
Granadillo, Pedro P.	11,758		$29.72	7/30/2016
	8,580		$27.24	7/29/2017
	7,118		$34.41	7/21/2018
	8,196		$36.37	7/27/2019
	6,573		$45.45	7/24/2020
		10,353	$35.50	7/23/2021
					2,394	$105,839
	42,225	10,353			2,394	$105,839
Kroll, Mark	11,758		$29.72	7/30/2016
	8,580		$27.24	7/29/2017
	7,118		$34.41	7/21/2018
	8,196		$36.37	7/27/2019
	6,573		$45.45	7/24/2020
		10,353	$35.50	7/23/2021
					2,394	$105,839
	42,225	10,353			2,394	$105,839

Director Outstanding Equity Award Table for Fiscal Year Ended March 28, 2015

Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Meelia, Richard J	16,968		$32.96	6/3/2018
	7,118		$34.41	7/21/2018
	8,196		$36.37	7/27/2019
	6,573		$45.45	7/24/2020
		10,353	$35.50	7/23/2021
					2,394	$105,839
	$38,855	$10,353			2,394	$105,839
Merriman, Ronald	6,080		$27.24	7/29/2017
	7,118		$34.41	7/21/2018
	8,196		$36.37	7/27/2019
	6,573		$45.45	7/24/2020
		10,353	$35.50	7/23/2021
					2,394	$105,839
	27,967	10,353			2,394	$105,839
Zane, Ellen M.	10,928		$36.37	7/27/2019
	6,573		$45.45	7/24/2020
		10,353	$35.50	7/23/2021
					2,394	$105,839
	17,501	10,353			2,394	$105,839

(1) All unvested stock options and restricted stock units vest on the first anniversary of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended March 28, 2015, the members of the Compensation Committee were Pedro Granadillo, Susan Bartlett Foote, and Mark Kroll, PhD. During fiscal 2015, no member of the Compensation Committee was an executive officer or employee, or former executive officer or employee, of the Company or any of its subsidiaries. None of our executive officers served as a director or member of the compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

ITEM 2—	ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory, non-binding basis, the compensation of certain of our executives. These executives are referred to as named executive officers and their compensation has been disclosed in this proxy statement under “Executive Compensation”. At our 2012 Annual Meeting, more than a majority of shares voted, on a non-binding advisory basis and consistent with the Board's recommendation, in favor of having an advisory vote on executive compensation every year.
As described in the section titled “Compensation Discussion and Analysis,” our executive compensation programs aim to be competitive with our peers and aligned with our business strategy and corporate objectives. Our compensation philosophy emphasizes a pay for performance culture focused on the long-term interests of our stockholders and our executives. We believe that this alignment between executive compensation and stockholder interests will drive corporate performance over time. At the same time, the Committee has instituted governance best practices, including the Executive Share Ownership Program, the annual bonus clawback policy, "double trigger" change in control benefits, not offering executive benefits or perquisites, and instituting an annual compensation risk assessment.
In response to stockholder feedback in fiscal 2015, the Compensation Committee modified our equity compensation program by (i) granting performance shares based on relative total shareholder return and (ii) reducing the relative amount of non-qualified stock options and restricted stock units in favor of performance shares. The Committee believes this represents current best practice in aligning performance and compensation.
Before you vote, we urge you to fully read the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement (pages 18-45) for additional details on the Company's executive compensation, including its governance, framework, components, and the compensation decisions for the named executive officers for fiscal 2015.
As an advisory vote, the results of this vote will not be binding on the Board or the Company. However, the Board of Directors values the opinions of our stockholders, and will consider the outcome of the vote when making future decisions on the compensation of our named executive officers and the Company's executive compensation principles, policies and procedures.

The Board of Directors recommends that stockholders vote, in an advisory manner, FOR this Item 2 and the approval of the executive compensation philosophy, policies, programs and procedures described in the Compensation Discussion and Analysis Section of the 2015 Proxy Statement, and the compensation of the Company's named executive officers, as disclosed in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement.

ITEM 3—	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors, through its Audit Committee, has appointed Ernst & Young LLP as independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending April 2, 2016.
Representatives of Ernst &Young are expected to be present at the annual meeting, and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Accordingly, the Board of Directors believes ratification of the appointment of Ernst &Young as the Company’s independent registered public accounting firm for the fiscal year 2016 is in the best interests of the Company and its stockholders and recommends a vote FOR this Item 3.

AUDIT COMMITTEE REPORT

NATURE OF THE REPORT
The material in this report is not “soliciting material,” is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing
AUDIT COMMITTEE FINANCIAL EXPERT
The Board of Directors has determined that all Audit Committee members are "financially literate" under the current listing standards of the New York Stock Exchange. The Board also determined that Mr.Dockendorff and Mr. Merriman each qualify as an “audit committee financial expert” as defined by the Securities and Exchange Commission rules adopted pursuant to the Sarbanes-Oxley Act of 2002.
AUDIT COMMITTEE REPORT
The Audit Committee is currently comprised of four directors, each of whom meets the applicable independence and experience requirements of the New York Stock Exchange and the Securities and Exchange Commission, as determined by the Board. The Committee operates under a written charter adopted by the Board.
The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board and to report the results of their activities to the Board regularly. While the Committee has the responsibilities and powers set forth in its Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company’s consolidated financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent registered public accounting firm is responsible for auditing the Company’s consolidated financial statements and for reviewing the Company’s unaudited interim consolidated financial statements. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, the independent registered public accounting firm, internal auditors and management of the Company. The Committee is also directly responsible for the appointment, subject to stockholder ratification, termination, and the compensation of the independent registered public accounting firm.
In this context, the Audit Committee met six (6) times during the fiscal year ended March 28, 2015 to review and discuss the Company’s audited consolidated financial statements with management and with the Company’s independent registered public accounting firm. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. Discussions about the Company’s audited consolidated financial statements included the independent registered public accounting firm’s judgments about the overall quality of the statements, not just their technical compliance. The Committee focused on the accounting principles used, the reasonableness of significant judgments and the clarity of disclosures in its financial statements. The Committee also discussed with the Company's independent registered public accounting firm, Ernst &Young, LLP, the matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Ernst &Young provided the Audit Committee with written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board, “Independence Discussions with Audit Committees,” as currently in effect, and the Audit Committee discussed with Ernst &Young its independence from our Company. The Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. All audit and non-audit services performed by the independent registered public accounting firm during this year ended March 28, 2015 were pre-approved in accordance with this policy.

When considering Ernst &Young's independence, the Audit Committee considered whether its provision of services to our Company beyond those rendered in connection with its audit of our consolidated financial statements and review of our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q was compatible with Ernst & Young maintaining their independence.
Fees billed by the Company’s independent registered public accounting firm for fiscal years 2015 and 2014 were comprised of the following:

	Fiscal Year 2015	Fiscal Year 2014
Audit Fees	$2,290,000	$2,286,000
Audit—Related Fees	25,000	25,000
Tax Fees	461,000	362,000
All Other Fees	3,000	3,000
Total	$2,779,000	$2,676,000

Audit fees consists of aggregate fees billed for professional services rendered in connection with the audit of our consolidated financial statements, the audit of the effectiveness of our internal control over financial reporting, reviews of the interim consolidated financial statements included in our quarterly reports, international statutory audits, regulatory filings and consents and other services related to Securities and Exchange Commission filings, and accounting consultations which relate to the audited financial statements and are necessary to comply with U.S. generally accepted accounting principles. Audit related fees consist of fees related to the audit of our Haemonetics Corporation Savings Plus Plan. Tax fees include all fees paid for tax compliance, reporting, and planning. All other fees consist of aggregate fees billed for the license of technical accounting software.
Based on the Committee’s discussion with management and the independent registered public accounting firm, and the Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Committee, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 28, 2015 filed with the Securities and Exchange Commission.
AUDIT COMMITTEE
Charles Dockendorff, Chairman
Ronald G. Gelbman
Ronald Merriman
Ellen Zane

ADDITIONAL INFORMATION

2016 STOCKHOLDER PROPOSALS OR NOMINATIONS
Any proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 for inclusion in the Company’s Proxy Statement and form of proxy relating to the 2016 Annual Meeting of Stockholders must have been received at the Company’s principal executive offices in Braintree, Massachusetts on or before February 13, 2015. Any notice of a proposal submitted outside the processes of Rule 14a-8 which a stockholder intends to bring before the Company’s 2016 Annual Meeting of Stockholders will be untimely under the By-Laws of the Company unless notice thereof is given by the stockholder to the Secretary of the Company not later than April 22, 2016, nor earlier than March 23, 2016.
In accordance with the provisions of Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, if the Company did not receive notice of a stockholder proposal to be raised at its 2015 Annual Meeting on or before April 29, 2015, then the proxies are allowed to use their discretionary voting authority when the proposal is raised at the 2015 Annual Meeting.
OTHER MATTERS
Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the proxy holders named in the enclosed proxy card will vote in accordance with their best judgment.
VOTING PROXIES
The Board of Directors recommends an affirmative vote on all Items. Proxies will be voted as specified. If authorized proxies are submitted without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors’ recommendations.
By Order of the Board of Directors

Sandra Jesse
Secretary
Braintree, Massachusetts
June 11, 2015